                          Exhibit 10.11 Acquisition Agreement among Forest Oil
                                        Corporation, ATCOR Resources Ltd., ATCO
                                        Ltd., Canadian Utilities Limited and
                                        CanUtilities Holdings Ltd. dated
                                        December 12, 1995.


                             ACQUISITION AGREEMENT



                                   BETWEEN:



                            FOREST OIL CORPORATION

                                    - and -

                             ATCOR RESOURCES LTD.

                                    - and -

                                    ATCO LTD.

                                    - and -

                          CANADIAN UTILITIES LIMITED

                                    - and -

                          CANUTILITIES HOLDINGS LTD



                           DATED DECEMBER 12, 1995

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE 1      INTERPRETATION  . . . . . . . . . . . . . . . . . . . . . . . . 2
     1.1       DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     1.2       ARTICLE REFERENCES. . . . . . . . . . . . . . . . . . . . . . . 7
     1.3       INTERPRETATION. . . . . . . . . . . . . . . . . . . . . . . . . 7
     1.4       GOVERNING LAW AND JURISDICTION. . . . . . . . . . . . . . . . . 8
     1.5       INVALIDITY, ETC.. . . . . . . . . . . . . . . . . . . . . . . . 8
     1.6       DATE FOR ANY ACTION . . . . . . . . . . . . . . . . . . . . . . 8
     1.7       CURRENCY. . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     1.8       ENTIRE AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . 8
     1.9       SCHEDULES . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

ARTICLE 2      THE ACQUISITION . . . . . . . . . . . . . . . . . . . . . . . . 9
     2.1       ACQUISITION . . . . . . . . . . . . . . . . . . . . . . . . . . 9
     2.2       ANCILLARY TRANSACTIONS. . . . . . . . . . . . . . . . . . . . . 9

ARTICLE 3      REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . 9
     3.1       REPRESENTATIONS AND WARRANTIES OF ATCOR . . . . . . . . . . . . 9
               (a)  CORPORATE EXISTENCE AND POWER  . . . . . . . . . . . . . .10
               (b)  CORPORATE AUTHORITY  . . . . . . . . . . . . . . . . . . .10
               (c)  AUTHORIZATION; CONTRAVENTION . . . . . . . . . . . . . . .10
               (d)  APPROVALS  . . . . . . . . . . . . . . . . . . . . . . . .10
               (e)  BINDING EFFECT . . . . . . . . . . . . . . . . . . . . . .11
               (f)  REPORTS  . . . . . . . . . . . . . . . . . . . . . . . . .11
               (g)  NO MATERIAL ADVERSE CHANGE . . . . . . . . . . . . . . . .12
               (h)  LITIGATION . . . . . . . . . . . . . . . . . . . . . . . .12
               (i)  BOOKS AND RECORDS  . . . . . . . . . . . . . . . . . . . .12
               (j)  MISSTATEMENTS  . . . . . . . . . . . . . . . . . . . . . .13
               (k)  RECOMMENDATION . . . . . . . . . . . . . . . . . . . . . .13
               (l)  NO MERGER AGREEMENTS . . . . . . . . . . . . . . . . . . .13
               (m)  ISSUED CAPITAL . . . . . . . . . . . . . . . . . . . . . .13
               (n)  OPTIONS  . . . . . . . . . . . . . . . . . . . . . . . . .13
               (o)  U.S. CONTACTS  . . . . . . . . . . . . . . . . . . . . . .13
               (p)  CONTINUING REPRESENTATIONS AND WARRANTIES  . . . . . . . .14
     3.2       REPRESENTATIONS AND WARRANTIES OF FOREST. . . . . . . . . . . .14
               (a)  CORPORATE EXISTENCE AND POWER  . . . . . . . . . . . . . .14
               (b)  CORPORATE AUTHORITY  . . . . . . . . . . . . . . . . . . .14
               (c)  AUTHORIZATION; CONTRAVENTION . . . . . . . . . . . . . . .14
               (d)  APPROVALS  . . . . . . . . . . . . . . . . . . . . . . . .15
               (e)  BINDING EFFECT . . . . . . . . . . . . . . . . . . . . . .15
               (f)  REPORTS  . . . . . . . . . . . . . . . . . . . . . . . . .15
               (g)  CONTINUING REPRESENTATIONS AND WARRANTIES  . . . . . . . .16
               (h)  NO MATERIAL ADVERSE CHANGE . . . . . . . . . . . . . . . .16
               (i)  NO MERGER AGREEMENTS . . . . . . . . . . . . . . . . . . .16
               (j)  EMPLOYEES  . . . . . . . . . . . . . . . . . . . . . . . .16

                                     -ii-

     3.3       REPRESENTATIONS AND WARRANTIES OF PARENT 1. . . . . . . . . . .17
     3.4       REPRESENTATIONS AND WARRANTIES OF PARENT 2. . . . . . . . . . .18
     3.5       REPRESENTATIONS AND WARRANTIES OF PARENT 3. . . . . . . . . . .19

ARTICLE 4      COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . .21
     4.1       COVENANTS OF ATCOR AND THE PRINCIPAL SHAREHOLDERS . . . . . . .21
     4.2       COVENANTS OF FOREST . . . . . . . . . . . . . . . . . . . . . .26
     4.3       MUTUAL COVENANTS OF ATCOR AND FOREST. . . . . . . . . . . . . .29

ARTICLE 5      CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . .29
     5.1       MUTUAL CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . .29
     5.2       CONDITIONS TO OBLIGATIONS OF ATCOR AND
               THE PRINCIPAL SHAREHOLDERS  . . . . . . . . . . . . . . . . . .31
     5.3       CONDITIONS TO OBLIGATION OF FOREST. . . . . . . . . . . . . . .32
     5.4       MATERIALITY THRESHOLD . . . . . . . . . . . . . . . . . . . . .33
     5.5       NOTICE OF NON-COMPLIANCE. . . . . . . . . . . . . . . . . . . .34

ARTICLE 6      OTHER COVENANTS . . . . . . . . . . . . . . . . . . . . . . . .34
     6.1       INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . .34
     6.2       COVENANTS OF PRINCIPAL SHAREHOLDERS . . . . . . . . . . . . . .38
     6.3       SALE OF PRINCIPAL SHAREHOLDERS' ATCOR SHARES. . . . . . . . . .39
     6.4       PUBLIC OFFERING . . . . . . . . . . . . . . . . . . . . . . . .40
     6.5       NON-COMPETITION . . . . . . . . . . . . . . . . . . . . . . . .40
     6.6       EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . . . . .41
     6.7       NAME. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .42

ARTICLE 7      AMENDMENT AND TERMINATION . . . . . . . . . . . . . . . . . . .42
     7.1       AMENDMENT . . . . . . . . . . . . . . . . . . . . . . . . . . .42
     7.2       TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . .42
     7.3       EFFECT OF TERMINATION . . . . . . . . . . . . . . . . . . . . .43

ARTICLE 8      GENERAL . . . . . . . . . . . . . . . . . . . . . . . . . . . .43
     8.1       NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . .43
     8.2       SURVIVAL OF REPRESENTATIONS AND WARRANTIES. . . . . . . . . . .44
     8.3       BINDING EFFECT AND ASSIGNMENT . . . . . . . . . . . . . . . . .44
     8.4       PUBLIC DISCLOSURE . . . . . . . . . . . . . . . . . . . . . . .45
     8.5       EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . . . . .45
     8.6       BEST INTERESTS  . . . . . . . . . . . . . . . . . . . . . . . .45
     8.7       TIME OF ESSENCE . . . . . . . . . . . . . . . . . . . . . . . .45
     8.8       COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . . .45
     8.9       FURTHER ASSURANCES. . . . . . . . . . . . . . . . . . . . . . .46


                              ACQUISITION AGREEMENT

          THIS AGREEMENT made as of the 12th day of December, 1995.

BETWEEN:

          FOREST OIL CORPORATION, a corporation incorporated under the laws of New York ("Forest")

                                     - and -

          ATCOR RESOURCES LTD., a corporation incorporated under the laws of Canada ("ATCOR")

                                     - and -

          ATCO LTD., a corporation incorporated under the laws of Alberta ("Parent 1")

                                     - and -

          CANADIAN UTILITIES LIMITED, a corporation incorporated under the laws of Canada ("Parent 2")

                                     - and -

          CANUTILITIES HOLDINGS LTD., a corporation incorporated under the laws of Alberta ("Parent 3")




          WHEREAS ATCOR intends to amalgamate with a wholly-owned subsidiary ("Newco") of Parent 1 under Section 182 of the CANADA BUSINESS CORPORATIONS ACT on the terms and conditions of the Amalgamation Agreement annexed hereto as Schedule A;

          AND WHEREAS immediately upon the Amalgamation becoming effective, Parent 1 will sell its common shares of Amalco to an indirect wholly-owned Subsidiary of Forest, which will subscribe for treasury shares of Amalco, and purchase all outstanding shares of Amalco tendered to it, and Amalco will redeem the remaining shares other than the shares held by the Subsidiary;

          AND WHEREAS the parties hereto have entered into this Agreement to provide for the matters referred to in the foregoing recitals and for other matters relating to such transaction;

          NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the premises and the respective covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                  ARTICLE 1
                               INTERPRETATION

1.1       DEFINITIONS

          In this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the following meanings:

     "ACT" means the CANADA BUSINESS CORPORATIONS ACT, as amended;

     "ACTION" against a person means an action, suit, investigation, complaint or other proceeding pending against or affecting the person or its property, whether civil or criminal, in law or equity or before any arbitrator or Governmental Body.

     "ACQUISITION" means the acquisition by Forest 1 of all shares of Amalco (newly issued and previously outstanding) as described in Section 2.1(b),
     (c) and (d);

     "AFFILIATE" has the meaning ascribed thereto in the Act;

     "AMALCO" means the corporation resulting from the Amalgamation;

     "AMALGAMATION" means the amalgamation of ATCOR and Newco under the provisions of the Act on the terms and conditions set forth in the Amalgamation Agreement;

     "AMALGAMATION AGREEMENT" means the agreement attached hereto as Schedule A;

     "ANCILLARY DOCUMENTS" means the agreements implementing the Ancillary Transactions;

     "ANCILLARY TRANSACTIONS" means the Sale Transactions and the Reorganization;

     "APPROVAL" means an authorization, consent, approval or waiver of, clearance by, notice to or registration or filing with, or any other similar action by or with respect to a Governmental Body or any other person and the expiration or termination of all prescribed waiting, review or appeal periods with respect to any of the foregoing;

     "ASSESSMENT" has the meaning provided in section 4.1(i);

     "ASSOCIATE" has the meaning ascribed thereto in the Act;

     "ATCOR ASSETS" means all of the properties and assets of ATCOR and its Subsidiaries on a consolidated basis;

     "ATCOR FINANCIAL STATEMENTS" means the audited consolidated financial statements of ATCOR for the year ended December 31, 1994 and the unaudited consolidated financial statements of ATCOR for the nine month period ended September 30, 1995;

     "ATCOR INFORMATION CIRCULAR" means the information circular of ATCOR to be sent to shareholders of ATCOR in connection with the ATCOR Shareholders' Meeting;

     "ATCOR LTD." means the company of that name which is a Subsidiary of ATCOR;

     "ATCOR SHAREHOLDERS MEETING" means the special meeting of shareholders of ATCOR (including any adjournment thereof) to be held to consider and, if thought fit, to approve the Amalgamation;

     "ATCOR SHARES" means Class A Shares and Class B Shares as constituted on the date hereof and includes all shares of Amalco issued pursuant to the Amalgamation;

     "BUSINESS DAY" means a day other than a Saturday, Sunday or a day when banks in Calgary, Alberta or New York, New York generally are not open for business;

     "CLASS A SHARES" means the Class A Non-voting Shares of ATCOR;

     "CLASS B SHARES" means the Class B Common Shares of ATCOR;

     "CLOSING" means the completion of the Acquisition;

     "CLOSING DATE" means the date of completion of the Acquisition, which shall be a date selected by Forest which shall be not more than two days following completion of the Offering;

     "COURT" means the Court of Queen's Bench of Alberta;

     "DISSENTING SHAREHOLDERS" means holders of ATCOR Shares who exercise, and do not prior to the Closing Date withdraw or otherwise relinquish, the right of dissent available to such holders in respect of the special resolution to be placed before the shareholders of ATCOR at the ATCOR Shareholders Meeting;

     "DUE DILIGENCE RESPONSE" means the letter of even date herewith delivered by ATCOR to Forest responding to various due diligence inquiries;

     "ENCUMBRANCE" includes, without limitation, any mortgage, pledge, assignment, charge (fixed or floating), lien, security interest, claim or trust, or any royalty, carried, working, participation, net profits or other third party interest and any agreement, option, right or privilege capable of becoming any of the foregoing;

     "ESCROW AGENT" means The R-M Trust Company;

     "ESCROW AGREEMENT" means an agreement to be entered into among ATCOR, Parent 1, Parent 2, Parent 3, Forest and the Escrow Agent providing for the release of funds deposited with the Escrow Agent pursuant to Sections 4.2(f) and 5.2;

     "ETHANE PLANT" means the Edmonton Ethane Extraction Plant;

     "EXCHANGE ACT" means the Securities Exchange Act of 1934 of the United States, as amended, and the related rules and regulations thereunder;

     "FINANCIAL INSTRUMENT TRANSACTIONS" means any agreements involving the purchase, sale or ownership of interest rate or currency swaps, foreign exchange swaps or forward delivery agreements or commodity or financial derivatives (other than a contract for purchase or sale of oil or gas at a fixed price on which delivery is intended to be made and in respect of which the vendor has entered into a corresponding contract for sale or purchase of such oil or gas at a fixed price);

     "FOREST 1" means a corporation incorporated or to be incorporated under the laws of Canada which is or shall be a wholly-owned Subsidiary of Forest;

     "FRONTIER LANDS" means ATCOR's oil and gas rights in Canada lands and freehold lands in the Arctic and offshore the east coast of Canada;

     "GAAP" means generally accepted accounting principles as in effect in Canada from time to time;

     "GOVERNMENTAL BODY" means any agency, bureau, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, provincial, county or local, domestic or foreign;

     "INSIDER" has the meaning ascribed thereto in the SECURITIES ACT, S.A. 1981, c. S-6.1, as amended;

     "INTERCOMPANY TRANSACTIONS" means any transaction between Parent 1, Parent 2 or their affiliates, on the one hand, and ATCOR or its Subsidiaries, on the other hand, entered into on or prior to the Closing Date and including, but not limited to the Sale Transactions, but excluding the transactions described in Section 2.1;

     "INDEMNIFIED PERSON" means any person entitled to be or alleging to have a right to be indemnified pursuant to the provisions of Sections 6.1(a) through (e);

     "INDEMNIFYING PERSON" means any person from whom an Indemnified Person is seeking indemnity pursuant to the provisions of Sections 6.1(a) through
     (e);

     "LIEN" means any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, charge, deposit arrangement, preference, priority, security interest or encumbrance of any kind (including, but not limited to, any conditional sale agreement or other title retention agreement, any capitalized lease or financing lease having substantially the same economic effect as the foregoing and the filing of or agreement to give any financing statement under the PERSONAL PROPERTY SECURITY ACT or comparable law of any jurisdiction to evidence any of the foregoing);

     "LOSS" means any cost, damage, disbursement, expense, liability, judgment, loss, deficiency, obligation, penalty or settlement of any kind or nature, whether foreseeable or unforeseeable, including, but not limited to, interest or other carrying costs, penalties, legal, accounting, expert witness, consultant and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by the specified person;

     "MARKETABLE SECURITIES" means 200,000 Class I preferred shares of Trilon Corporation;

     "MARKETING BUSINESS" means the business of buying gas from third parties for resale and marketing such gas to others (or as shrinkage gas for ATCOR Ltd.'s interest in the Ethane Plant), and marketing gas produced by ATCOR Ltd., and buying gas or selling gas to or for third parties as broker as conducted by ATCOR Ltd. (or Parent 2 or its Subsidiaries, as the case may be) on the date hereof;


     "MARKETING EMPLOYEES" means the officers, employees, representatives, agents and advisors who as at the date hereof conduct the Marketing Business, as specified in the Due Diligence Response;

     "MATERIAL CONTRACT" means (i) agreements with investment bankers, brokers, finders, consultants and advisers engaged by ATCOR or a Subsidiary with respect to any transactions contemplating the recapitalization of ATCOR or the Subsidiary, the purchase or sale by ATCOR or a Subsidiary of assets not in the ordinary course of business or the issuance and sale by ATCOR or a Subsidiary of any securities of ATCOR or a Subsidiary, as the case may be;
     (ii) agreements of arrangements for the purchase, sale, delivery, gathering, transportation or processing of oil or gas to which ATCOR or a Subsidiary of ATCOR is bound, other than those which are terminable by ATCOR or its Subsidiary without penalty or payment on not more than one month's notice; (iii) Financial Instrument Transactions; (iv) agreements with any shareholder having beneficial ownership of 5% or more of the ATCOR Shares of any class then issued and outstanding, or any director or officer of ATCOR or a Subsidiary and all shareholders' agreements and voting trusts; and (v) agreements not made in the ordinary course of business and which are materially adverse to the business of ATCOR or a Subsidiary;

     "NEWCO" means a corporation incorporated or to be incorporated under the laws of Canada which is or shall be a wholly-owned Subsidiary of Parent 1;

     "OFFER" means the offer to purchase Amalco shares pursuant to
     Section 2.1(c) at a price of $4.88 per share;

     "OFFERING" means the public offering of shares by Forest described in
     Section 6.4;

     "PARENT 1 ATCOR SHARES", "PARENT 2 ATCOR SHARES", and PARENT 3 ATCOR SHARES" have the meaning set out in Sections 3.3, 3.4 and 3.5 respectively;

     "PRINCIPAL SHAREHOLDERS" means Parent 1, Parent 2 and Parent 3;

     "PRINCIPAL SHAREHOLDERS' ATCOR SHARES" means Parent 1's ATCOR Shares, Parent 2's ATCOR Shares, and Parent 3's ATCOR Shares;

     "PROPRIETARY RIGHTS" means all computer software, seismic data, copyrights, uncopyrighted works, trademarks, trademark rights, service marks, trade names, trade name rights, patents, patent rights, unpatented inventions, licenses, permits, trade secrets, know-how, inventions and intellectual property rights and other proprietary rights together with applications and licenses for any of the foregoing;

     "RECOMMENDATION" has the meaning set out in Section 3.1(k);

     "REDEMPTION AMOUNT" means the amount required to redeem all shares of Amalco not tendered to the Offer;

     REGISTRATION STATEMENT" means the registration statement filed by Forest at the Securities and Exchange Commission in respect of the Offering;

     "REGULATION" means (i) any applicable law, rule, regulation, judgment, decree, ruling, order, award, injunction, recommendation or other official action of any Governmental Body and (ii) any official change in the interpretation or administration of any of the foregoing by the Governmental Body or by any other Governmental Body or other person responsible for the interpretation or administration of any of the foregoing;

     "REORGANIZATION" means the transfer of all the ATCOR Assets used in the Marketing Business carried on by ATCOR Ltd. and all of such business to a wholly-owned Subsidiary of ATCOR Ltd. (which shall hold no other assets and carry on no other business) in consideration for shares of the Subsidiary, all in a form satisfactory to Forest;

     "SALE DOCUMENTS" means the agreements implementing the Sale Transactions in a form satisfactory to ATCOR and Forest;

     "SALE TRANSACTIONS" means the sale of the Marketable Securities and interests in the Ethane Plant and Frontier Lands to Parent 1 and Parent 2;

     "SAXON" means Saxon Petroleum, Inc.;

     "SUBSIDIARY" has the meaning ascribed thereto in the Act and, except where the context otherwise requires, means a Subsidiary of ATCOR;

     "TAXES" means all taxes, charges, fees, levies, duties, imposts, withholdings, restrictions, fines, interest, penalties, additions to tax or other assessments or charges, including, but not limited to, income, excise, goods and services, property, withholding, sales, use, gross receipts, value added and franchise taxes, license recording, documentation and registration fees and customs duties imposed by any Governmental Body;

     "TAX RETURN" means a report, return or other information required to be filed by a person with or submitted to a Governmental Body with respect to Taxes, including, where permitted or required, combined or consolidated returns for any group of entities that includes the person;

     "TRADE SECRETS" means all information of a confidential and proprietary nature to ATCOR or Parent 2, respectively, pertaining to the Marketing Business including all customer lists and proprietary computer software;

     "TRANSACTION EXPENSES" means all expenses of ATCOR in connection with negotiating, entering into and approving this Agreement, and the Ancillary Transactions including fees and expenses of counsel, accountants, and financial advisors, costs of valuations and fairness opinions, fees payable to any brokers, in each case payable to parties retained by ATCOR prior to Closing, fees and expenses of the members of the Special Committee of ATCOR's board of directors and amounts required to be included by Section 4.1(c)(iii);

     "TRANSACTION PROPOSAL" has the meaning set out in Section 4.1(a).

1.2       ARTICLE REFERENCES

          The division of this Agreement into Articles, Sections, paragraphs and other subdivisions, the insertion of headings and the provision of a table of contents are for convenience of reference only and shall not affect the construction or interpretation hereof.

1.3       INTERPRETATION

          In this Agreement, except where otherwise specified:

     (a) the terms "this Agreement", "hereof", "herein", "hereunder" and similar expressions refer, unless otherwise specified, to this Agreement taken as a whole and not to any particular section, paragraph or clause;


     (b) words importing the singular number or masculine gender shall include the plural number or the feminine or neuter genders, and vice versa;

     (c) all references to Articles and Schedules refer, unless otherwise specified, to articles of and schedules to this Agreement;

     (d) all references to Sections refer, unless otherwise specified, to sections, paragraphs or clauses of this Agreement and reference to paragraphs or clauses refer to paragraphs in the same section as the reference or clauses in the same paragraph as the reference; and

     (e) words and terms denoting inclusiveness (such as "include" or "includes" or "including"), whether or not so stated, are not limited by and do not imply limitation of, their context or the words or phrases which precede or succeed them.

1.4       GOVERNING LAW AND JURISDICTION

          This Agreement and, unless otherwise specified therein, all other documents and instruments delivered in accordance with this Agreement shall be governed by and interpreted in accordance with the laws of the Province of Alberta. The parties irrevocably submit to the non-exclusive jurisdiction of the courts of the Province of Alberta, without prejudice to the rights of the parties to take proceedings in any other jurisdictions.

1.5       INVALIDITY, ETC.

          Any provision hereof which is prohibited or unenforceable shall be ineffective only to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof.

1.6       DATE FOR ANY ACTION

          If any date on which any action is required to be taken hereunder by any of the parties hereto is not a business day, such action shall be required to be taken on the next succeeding day which is a business day.

1.7       CURRENCY

          Unless otherwise stated, all references in this Agreement to sums of money are expressed in lawful money of Canada.

1.8       ENTIRE AGREEMENT

          This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, among the parties with respect to the subject matter hereof, except for agreements between the parties and their agents respecting the confidentiality of information provided in connection with the transactions contemplated herein.

1.9       SCHEDULES

          The following Schedule forms part of this Agreement:

          Schedule A - Amalgamation Agreement

                                    ARTICLE 2
                                 THE ACQUISITION

2.1       ACQUISITION

          Subject to the terms and conditions hereof, the parties shall complete each of the following transactions on the Closing Date in the order set forth in this Section 2.1:

     (a)  The Amalgamation shall be completed and made effective;

     (b) Forest 1 shall purchase from Parent 1 and Parent 1 shall sell to Forest 1, all outstanding Common Shares of Amalco for an aggregate price of $1.00;

     (c) Forest 1 shall make the Offer to acquire all of the shares of Amalco not held by Forest 1 and shall acquire all of the shares of Amalco tendered to the Offer;

     (d) Forest 1 shall subscribe for and purchase from Amalco, and Amalco, ATCOR and Parent 1 hereby agree that Amalco shall issue to Forest 1 a number of Common Shares of Amalco to be designated by Forest at an aggregate price of the Redemption Amount; and

     (e)  Amalco shall redeem all shares not held by Forest 1.

2.2       ANCILLARY TRANSACTIONS

          Prior to the Closing Date, ATCOR shall complete the Reorganization and execute the Sale Documents.


                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

3.1       REPRESENTATIONS AND WARRANTIES OF ATCOR

          ATCOR represents and warrants to and in favour of Forest as follows and acknowledges that Forest is relying upon such representations and warranties in connection with the matters contemplated by this Agreement:

     (a) CORPORATE EXISTENCE AND POWER. Each of ATCOR and its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all necessary corporate power and authority and all material licenses, authorizations, consents and approvals required to own, lease, license or use its properties now owned, leased, licensed or used and to carry on its business as now conducted and is duly qualified as a foreign corporation under the laws of each jurisdiction in which such qualification is required to own, lease, license or use its properties now owned, leased, licensed and used or to carry on its business as now conducted and in which the failure to be so qualified could materially and adversely affect the business, properties, operations, prospects or condition (financial or otherwise) of ATCOR and its Subsidiaries, taken as a whole, or the ability of ATCOR or the Subsidiary, as the case may be, to perform its obligations under this Agreement, the Amalgamation Agreement and the Ancillary Documents.

     (b) CORPORATE AUTHORITY. ATCOR has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Amalgamation Agreement and the Ancillary Documents.

     (c) AUTHORIZATION; CONTRAVENTION. Subject to obtaining the Approvals referred to in paragraph (d), the execution and delivery of this Agreement, the Amalgamation Agreement and the Ancillary Documents by ATCOR and the performance by ATCOR of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not:

          (i) contravene, violate, result in a breach of or constitute a default under, its articles of incorporation or certificate of incorporation, as the case may be, or bylaws, any Regulation or any decision, ruling, order or award of any arbitrator by which ATCOR or any Subsidiary may be bound or affected, or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which ATCOR or any Subsidiary is a party or by which it is bound where such contravention could reasonably be expected to prevent or materially hinder the completion of the transactions contemplated by this Agreement or could have a material adverse effect on ATCOR;

          (ii) terminate or modify any rights, or accelerate or increase any obligations, of ATCOR or a Subsidiary under any Material Contract to which ATCOR or any of its Subsidiaries is a party or pursuant to which any of its property is held, or give any person a right to do so.

     (d) APPROVALS. Except for an Approval from the Alberta Energy and Utility Board and the approval of the ATCOR Shareholders, no Approval of any Governmental Body or other person is required or advisable on the part of ATCOR or any Subsidiary for the due execution delivery and performance by ATCOR of this Agreement, the Amalgamation Agreement and the Ancillary Documents.

     (e) BINDING EFFECT. Each of this Agreement, the Amalgamation Agreement and the Ancillary Documents is a legally valid and binding obligation of ATCOR enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and general principles of equity.

     (f)  REPORTS

          (i) ATCOR has heretofore delivered to Forest true and complete copies of ATCOR's 1994 Annual Information Form, ATCOR's information circular relating to its 1995 annual meeting of shareholders, ATCOR's Annual Report to shareholders and ATCOR's Financial Statements. As of their respective dates, such forms and statements did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and complied in all material respects with all applicable requirements of law. The audited financial statements and unaudited interim financial statements of ATCOR and its consolidated subsidiaries included or incorporated by reference in such forms and statements were prepared in accordance with GAAP (except (i) as otherwise indicated in such financial statements and the notes thereto or, in the case of audited statements, in the related report of ATCOR's independent accountants or (ii) in the case of unaudited interim statements, to the extent they may not include notes or may be condensed or summary statements), and fairly present the consolidated financial position, results of operations and changes in financial position of ATCOR and its consolidated subsidiaries as of the dates thereof and for the periods indicated therein (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments).

          (ii) ATCOR will deliver to Forest as soon as they become available true and complete copies of any report or statement filed by it with Canadian securities regulatory authorities subsequent to the date hereof. As of their respective dates, such reports and statements (excluding any information therein provided by Forest, as to which ATCOR makes no representation) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading and will comply in all material respects with all applicable requirements of law. The consolidated financial statements of ATCOR to be included in such reports and statements (excluding any information therein provided by Forest, as to which ATCOR makes no representation) will be prepared in accordance with GAAP (except (i) as otherwise indicated in such financial statements and the notes thereto or, in the case of audited statements, in the related report of ATCOR's independent accountants or (ii) in the case of unaudited interim statements, to the extent they may not include notes or may be condensed or summary statements) and will present fairly the consolidated financial position, results of operations and changes in financial position of ATCOR as of the dates thereof and for the periods indicated therein (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments).

     (g) NO MATERIAL ADVERSE CHANGE. Since December 31, 1994, there has been no material adverse change in the business, properties, operations, prospects or condition (financial or otherwise) of ATCOR and its Subsidiaries, taken as a whole, except as disclosed by ATCOR in the public filing documents which were provided to Forest pursuant to
          Section 3.1(f).

     (h) LITIGATION. Except as previously disclosed to Forest in writing, which writing makes reference to this Agreement, there is no Action commenced or, to the knowledge of ATCOR, threatened against ATCOR or any of its Subsidiaries or that might affect the property of ATCOR or any of its Subsidiaries that (i) individually or in the aggregate, if determined adversely to any of them, could result in a liability to any of them in an amount that exceeds $200,000 in the aggregate, or
          (ii) involves the Amalgamation, the Acquisition or the Ancillary Transactions nor, to the knowledge of ATCOR are there any grounds on which any such Action could be commenced with any reasonable likelihood of success.

     (i)  BOOKS AND RECORDS.

          (i) The records and books of account of each of ATCOR and its Subsidiaries are correct and complete in all material respects, have been maintained in accordance with good business practices and are reflected accurately in the financial statements referred to in Section 3.1(f). Each of ATCOR and its Subsidiaries has accounting controls sufficient to ensure that its transactions are executed in accordance with management's general or specific authorization and recorded in conformity with GAAP so as to maintain accountability for assets.

          (ii) The minute books of each of ATCOR and its Subsidiaries contain accurate records of all meetings and accurately reflect all corporate action of the shareholders and the board of directors (including committees) of ATCOR or the Subsidiary, as the case may be.

          (iii) The books and ledgers of each of ATCOR and its Subsidiaries correctly record all transfer and issuances of all shares of ATCOR or the Subsidiary, as the case may be, and (in the case of the Subsidiaries) contain all cancelled and unused stock certificates of the Subsidiary.

     (j) MISSTATEMENTS. Except to the extent revised or superseded by a subsequent certificate, schedule or report furnished to Forest, no certificate, schedule or report (including the Due Diligence Response) furnished by ATCOR to Forest with respect to ATCOR or a Subsidiary of ATCOR in connection with the negotiation of this Agreement or any of the Ancillary Documents or the satisfaction of any condition under this Agreement or any of the Sale Documents contained as of the date thereof any untrue statement of a material fact or omitted to state a material fact necessary to make the statement contained therein, in the light of the circumstances under which it was made, not misleading.

     (k) RECOMMENDATION. The Board of Directors of ATCOR, at a meeting duly called and held, has (i) duly determined that the Amalgamation, the Acquisition and the Ancillary Transactions are in the best interests of ATCOR and its shareholders, and (ii) resolved to recommend that holders of ATCOR Shares approve the Amalgamation and the Amalgamation Agreement, (collectively, the "Recommendation").

     (l) NO MERGER AGREEMENTS. Except for this Agreement, none of ATCOR and its Subsidiaries has entered into any agreement with any person which has not been terminated as of the date of this Agreement and under which there remains any liability or obligation of any of ATCOR and its Subsidiaries with respect to a merger or consolidation with any of ATCOR and its Subsidiaries, an acquisition of any equity securities of any of ATCOR and its Subsidiaries or any other acquisition of a substantial amount of the assets of any of ATCOR and its Subsidiaries.

     (m)  ISSUED CAPITAL.  The authorized capital of ATCOR consists of:

          (i) an unlimited number of Class A Shares, of which 27,272,536 (and no more) are issued and outstanding as of the date hereof;

          (ii) an unlimited number of Class B Shares, of which 10,835,416 (and no more) are issued and outstanding as of the date hereof; and

          (iii) an unlimited number of Series Preferred Shares issuable in series, of which no shares are issued and outstanding as of the date hereof.

          provided that the respective number of Class A Shares and Class B Shares may vary by reason of the conversion of shares of one class into the other class.


     (n) OPTIONS. No person has any agreement, warrant, right or option, or any privilege capable of becoming an agreement, right or option, for the purchase or issuance of any unissued shares of ATCOR or any material subsidiary of ATCOR.

     (o) U.S. CONTACTS. ATCOR, its Subsidiaries and any entities controlled by them did not have either assets having an aggregate book value of $15 million (U.S.) in the United

          States or an aggregate of $25 million (U.S.) in revenues from sales in or into the United States in any of their most recent fiscal years, nor is it expected that such entities will have such assets or sales in their current fiscal years.

     (p) CONTINUING REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made with respect to ATCOR or a Subsidiary of ATCOR in this Agreement as of any date other than the Closing Date shall be true and correct in all material respects on and as of the Closing Date except as and except that ATCOR will prepare and deliver to Forest such updates or other revisions of the written disclosures referred to in this Section 3.1 or the Due Diligence Response as having been delivered by ATCOR as shall be necessary in order to make each of such written disclosures correct and complete in
          all material respects on and as of the Closing Date.   Subject to
          Section 5.4, the requirement to prepare and deliver updates or other revisions of the written disclosures, and the receipt by Forest of information on or before the Closing Date, shall not limit the right of Forest to require as a condition precedent to the performance of its obligations under this Agreement on the Closing Date the accuracy in all material respects of the representations and warranties and the performance in all material respects of the covenants of ATCOR (without regard to such updates or other revisions).

3.2       REPRESENTATIONS AND WARRANTIES OF FOREST

          Forest represents and warrants to and in favour of ATCOR and the Principal Shareholders as follows and acknowledges that ATCOR and the Principal Shareholders are relying upon such representations and warranties in connection with the matters contemplated by this Agreement:

     (a) CORPORATE EXISTENCE AND POWER. Forest is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

     (b) CORPORATE AUTHORITY. Forest has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement.

     (c) AUTHORIZATION; CONTRAVENTION. The execution and delivery of this Agreement by Forest and the performance by Forest of its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not contravene, violate, result in a breach of or constitute a default under, its articles of incorporation or certificate of incorporation, as the case may be, or bylaws, any Regulation or any decision, ruling, order or award of any arbitrator by which Forest or any Subsidiary may be bound or affected or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Forest or any Subsidiary is a party or by which it is bound where such contravention could reasonably be expected to prevent or materially hinder the completion of the transactions contemplated by this Agreement or could have a material adverse effect on Forest.

     (d) APPROVALS: Other than (i) Approval pursuant to the INVESTMENT CANADA ACT, (ii) filing of a pre-notification pursuant to the COMPETITION ACT (Canada), and (iii) Approval from the Alberta Energy and Utilities Board; no Approval of any Governmental Body or other person is required or advisable for the due execution, delivery and performance by Forest of this Agreement;

     (e) BINDING EFFECT. This Agreement is a legally valid and binding obligation of Forest enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and general principles of equity.


     (f)  REPORTS:

          (i) Forest has heretofore delivered to ATCOR and the Principal Shareholders true and complete copies of Forest's Form 10-K relating to the year ended December 31, 1994, Forest's Form 10-Q for the nine months ended September 30, 1995, Forest's Proxy Statement relating to its 1995 annual meeting of shareholders and Forest's Annual Report to shareholders. As of their respective dates, such forms and statements, (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and complied in all material respects with all applicable requirements of law. The audited financial statements and unaudited interim financial statements of Forest and its consolidated subsidiaries included or incorporated by reference in such forms and statements, were prepared in accordance with generally accepted accounting principles in the United States (except (i) as otherwise indicated in such financial statements and the notes thereto or, in the case of audited statements, in the related report of Forest's independent accountants or (ii) in the case of unaudited interim statements, to the extent they may not include notes or may be condensed or summary statements), and fairly present the consolidated financial position, results of operations and changes in financial position of Forest and its consolidated subsidiaries as of the dates thereof and for the periods indicated therein (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments).

          (ii) Forest will deliver to ATCOR as soon as they become available true and complete copies of any report or statement filed by it in accordance with applicable Regulations and policies of securities regulatory authorities subsequent to the date hereof. As of their respective dates, such reports and statements (excluding any information therein provided by or with respect to ATCOR, as to which Forest makes no representation) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading and will comply in all material respects with all applicable requirements of law. The consolidated financial statements of Forest to be included in such reports and statements (excluding any information therein provided by or with respect to ATCOR, as to which Forest makes no representation) will be prepared in accordance with generally accepted accounting principles in the United States (except
               (i) as otherwise indicated in such financial statements and the notes thereto or, in the case of audited statements, in the related report of Forest's independent accountants or (ii) in the case of unaudited interim statements, to the extent they may not include notes or may be condensed or summary statements) and will present fairly the consolidated financial position, results of operations and changes in financial position of Forest as of the dates thereof and for the periods indicated therein (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments).

     (g) CONTINUING REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made with respect to Forest or a Subsidiary of Forest in this Agreement as of any date other than the Closing Date shall be true and correct in all material respects on and as of the Closing Date.

     (h) NO MATERIAL ADVERSE CHANGE. Since December 31, 1994, there has been no material adverse change in the business, properties, operations, prospects or condition (financial or otherwise) of Forest and its Subsidiaries, taken as a whole, except as disclosed by Forest in the public filing documents which were provided to ATCOR pursuant to
          Section 3.2(f).

     (i) NO MERGER AGREEMENTS. Except for this Agreement, and except as disclosed in the public filing documents provided to ATCOR pursuant to
          Section 3.2(f), none of Forest and its Subsidiaries has entered into any agreement with any person which has not been terminated as of the date of this Agreement and under which there remains any liability or obligation of any of Forest and its Subsidiaries with respect to a merger or consolidation with any of Forest and its Subsidiaries, an acquisition of any equity securities of any of Forest and its Subsidiaries or any other acquisition of a substantial amount of the assets of any of Forest and its Subsidiaries.

     (j) EMPLOYEES. Forest intends to cause ATCOR to continue the employment of ATCOR's current employees following the Closing upon substantially the same terms and conditions of employment as presently exist, subject to Forest's personnel policies.

3.3       REPRESENTATIONS AND WARRANTIES OF PARENT 1

          Parent 1 represents and warrants to and in favour of Forest as follows, and acknowledges that Forest is relying upon such representations and warranties in connection with the matters contemplated by this Agreement:

     (a) Parent 1 is a corporation duly incorporated validly existing and in good standing under the laws of Alberta and has the corporate power and authority to own and lease its property and assets and to carry on its current activities;

     (b) Parent 1 has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement;

     (c) the execution and delivery of this Agreement by Parent 1 and the performance by Parent 1 of its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not contravene, violate or result in a breach of or constitute a default under:

          (i)   the Articles of Incorporation or by-laws of Parent 1;

          (ii) any applicable laws, the contravention of which could reasonably be expected to prevent or materially hinder the completion of the Amalgamation; or

          (iii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Parent 1 is a party or by which it is bound where such contravention could reasonably be expected to prevent or materially hinder the completion of the Amalgamation, the Acquisition or the Ancillary Transactions or could have any material adverse effect on Forest or ATCOR;

     (d) this Agreement is a legally valid and binding obligation of Parent 1 enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors rights generally and general principles of equity;

     (e) no Approval of any Governmental Body or other person is required or advisable on the part of Parent 1 or any Subsidiary of Parent 1 for the due execution, delivery and performance by Parent 1 of this Agreement and the Ancillary Documents to which it is a party;

     (f) Parent 1 is the registered and beneficial owner of the following securities of ATCOR;

          (i)  Nil Class A Shares;

          (ii) 2,500 Class B Shares;

          (The shares referred to in (i) to (ii) inclusive being collectively "PARENT 1'S ATCOR SHARES");

     (g) Parent 1 has good and marketable title to Parent 1's ATCOR Shares, free and clear of any and all mortgages, liens, charges, restrictions, security interests, adverse claims, pledges, encumbrances and demands or rights of others of any nature or kind whatsoever including, without limitation, any agreement, right or option, or any privilege capable of becoming an agreement, right or option, for the purchase or transfer of any of Parent 1's ATCOR Shares or any interest therein or right thereto, except pursuant to the terms of this Agreement; and

     (h) Parent 1's ATCOR Shares, Parent 2's ATCOR Shares and Parent 3's ATCOR Shares comprise all of the securities of ATCOR of any kind or nature which Parent 1 owns, directly or indirectly, or over which Parent 1 exercises voting or other control.

3.4       REPRESENTATIONS AND WARRANTIES OF PARENT 2

          Parent 2 represents and warrants to and in favour of Forest as follows, and acknowledges that Forest is relying upon such representations and warranties in connection with the matters contemplated by this Agreement:

     (a) Parent 2 is a corporation duly incorporated, validly existing and in good standing under the laws of Canada and has the corporate power and authority to own and lease its property and assets and to carry on its current activities;

     (b) Parent 2 has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement;

     (c) the execution and delivery of this Agreement by Parent 2 and the performance by Parent 2 of its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not contravene, violate, result in a breach of or constitute a default under:

          (i)   the Articles of Incorporation or by-laws of Parent 2;

          (ii) any applicable laws, the contravention of which could reasonably be expected to prevent or materially hinder the completion of the Amalgamation; or

          (iii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Parent 2 is a party or by which it is bound where such contravention could reasonably be expected to prevent or materially hinder the completion of the Amalgamation, the Acquisition or the Ancillary Transactions or could have any material adverse effect on Forest or ATCOR;

     (d) this Agreement is a legally valid and binding obligation of Parent 2 enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization moratoriums or similar laws affecting creditors rights generally and general principles of equity;

     (e) no Approval of any Governmental Body or other person is required or advisable on the part of Parent 2 for the due execution, delivery and performance by Parent 2 of this Agreement, and the Ancillary Documents to which it is a party;

     (f) Parent 2 is the registered and beneficial owner of the following securities of ATCOR:

          (i)  6,465,083 Class A Shares;

          (ii) 5,417,208 Class B Shares;

          (collectively "PARENT 2'S ATCOR SHARES");

     (g) Parent 2 has good and marketable title to Parent 2's ATCOR Shares, free and clear of any and all mortgages, liens, charges, restrictions, security interests, adverse claims, pledges, encumbrances and demands or rights of others of any nature or kind whatsoever including, without limitation, any agreement, right or option, or any privilege capable of becoming an agreement, right or option, for the purchase or transfer of any of Parent 2's ATCOR Shares or any interest therein or right thereto, except pursuant to the terms of this Agreement; and

     (h) Parent 2's ATCOR Shares comprise all of the securities of ATCOR of any kind or nature which Parent 2 owns, directly or indirectly, or over which Parent 2 exercises voting or other control.

3.5       REPRESENTATIONS AND WARRANTIES OF PARENT 3

          Parent 3 represents and warrants to and in favour of Forest as follows, and acknowledges that Forest is relying upon such representations and warranties in connection with the matters contemplated by this Agreement:

     (a) Parent 3 is a corporation duly incorporated, validly existing and in good standing under the laws of Alberta and has the corporate power and authority to own and lease its property and assets and to carry on its current activities;

     (b) Parent 3 has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement;

     (c) the execution and delivery of this Agreement by Parent 3 and the performance by Parent 3 of its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not contravene, violate, result in a breach of or constitute a default under:

          (i)   the Articles of Incorporation or by-laws of Parent 3;

          (ii) any applicable laws, the contravention of which could reasonably be expected to prevent or materially hinder the completion of the Amalgamation; or

          (iii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Parent 3 is a party or by which it is bound where such contravention could reasonably be expected to prevent or materially hinder the completion of the Amalgamation, the Acquisition or the Ancillary Transactions or could have any material adverse effect on Forest or ATCOR;

     (d) this Agreement is a legally valid and binding obligation of Parent 3 enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization moratoriums or similar laws affecting creditors rights generally and general principles of equity;

     (e) no Approval of any Governmental Body or other person is required or advisable on the part of Parent 3 for the due execution, delivery and performance by Parent 3 of this Agreement, and the Ancillary Documents to which it is a party;

     (f) Parent 3 is the registered and beneficial owner of the following securities of ATCOR:

          (i)  1,544,638 Class A Shares;

          (ii) 3,894,638 Class B Shares;

          (collectively "PARENT 3'S ATCOR SHARES");

     (g) Parent 3 has good and marketable title to Parent 3's ATCOR Shares, free and clear of any and all mortgages, liens, charges, restrictions, security interests, adverse claims, pledges, encumbrances and demands or rights of others of any nature or kind whatsoever including, without limitation, any agreement, right or option, or any privilege capable of becoming an agreement, right or option, for the purchase or transfer of any of Parent 3's ATCOR Shares or any interest therein or right thereto, except pursuant to the terms of this Agreement; and

     (h) Parent 3's ATCOR Shares comprise all of the securities of ATCOR of any kind or nature which Parent 3 owns, directly or indirectly, or over which Parent 3 exercises voting or other control.

                                    ARTICLE 4
                                    COVENANTS

4.1       COVENANTS OF ATCOR AND THE PRINCIPAL SHAREHOLDERS

          ATCOR and, for the purposes of Sections 4.1(a) and 4.1(b) only, each of the Principal Shareholders covenant in favour of Forest that prior to the Closing Date they shall do, take or perform or refrain from doing, taking and performing such actions and steps as may be necessary or advisable to ensure compliance with the following:

     (a) None of the Principal Shareholders, ATCOR and their respective Subsidiaries shall, nor shall any of the Principal Shareholders, ATCOR and their respective Subsidiaries authorize or permit any of their officers, directors or employees or any financial advisor, attorney, accountant or other representative retained by them to:

          (i) solicit, initiate or encourage (including, without limitation, by way of furnishing information), any inquiry or the making of any proposal to ATCOR or its shareholders from any person (other than Forest, any affiliate of Forest or any person acting in concert with Forest), which constitutes, or may reasonably be expected to lead to, in each case whether in one transaction or in a series of transactions, (A) an acquisition from ATCOR or its shareholders of any securities (other than non-convertible debt securities) of any of ATCOR and its Subsidiaries, (B) any acquisition of a substantial amount of assets of any of ATCOR and its Subsidiaries, (C) an amalgamation, merger or consolidation of any of ATCOR and its Subsidiaries or (D) any take-over bid, issuer bid, exchange offer, recapitalization, liquidation, dissolution or similar transaction involving any of ATCOR and its Subsidiaries or any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the conclusion of any of the Amalgamation, the Acquisition and the Ancillary Transactions or which would or could reasonably be expected to materially delay the conclusion of any of the Amalgamation or which would or could reasonably be expected to materially reduce the benefits to Forest of the Acquisition (collectively, the "TRANSACTION PROPOSALS") or agree to or endorse any Transaction Proposal; or

          (ii) enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any other person any information with respect to the business, properties, operations, prospects or conditions (financial or otherwise) of ATCOR and its Subsidiaries or any of the foregoing, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing;

          provided that nothing in this paragraph (a) shall be construed as limiting the power of the board of directors of ATCOR to respond as required by law to any submission or proposal regarding any take-over bid or any acquisition or disposition of assets or to amalgamate, merge or effect an arrangement or otherwise to fulfil their fiduciary duties to ATCOR and its shareholders in relation to such transaction (including, without limitation, to provide information on a confidential basis enter into discussions and negotiations, or withdraw or modify the Recommendation) if the board of directors of ATCOR (having consulted outside counsel), concludes in good faith that to do so would be a proper exercise of such directors' fiduciary duties and provided further that the foregoing shall not entitle ATCOR to terminate this Agreement, to not proceed with the ATCOR Shareholders Meeting as contemplated herein or to withdraw from the shareholders the vote on the Amalgamation;

     (b) In the event that ATCOR, a Principal Shareholder or any of their Subsidiaries receives any proposal or offer referred to in paragraph
          (a) or an enquiry with respect thereto, ATCOR, or such Principal Shareholder, as the case may be, will promptly notify Forest in writing of all relevant details relating thereto;

     (c)  Each of ATCOR and its Subsidiaries

          (i) will not declare any dividends on or make any other distributions in respect of its outstanding shares;

          (ii) will not issue, authorize or propose the issuance of, or purchase or propose the purchase of any of its shares of any class or securities convertible into or rights, warrants, or options to acquire any such shares or other exchangeable or convertible securities;

          (iii) will not, directly or indirectly, enter into any agreement, commitment, understanding or obligation with or in favour of or make any payment (for services rendered or otherwise) to any of the Principal Shareholders, other than management fees payable to Parent 1 and Parent 2 and other amounts paid to a Principal Shareholder in the ordinary course of business of such Principal Shareholder, provided that the amount by which such fees are paid at a rate exceeding the rate of the fees paid during the year ended December 31, 1995 shall be included as Transaction Expenses.

     (d)  Each of ATCOR and its Subsidiaries:

          (i) will carry on its business in, and only in, the ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use commercially reasonable best business efforts to preserve intact its present business organization, licences and permits to the end that its goodwill and business shall be maintained;

          (ii) will keep adequate records and books of account reflecting all its financial transactions, keep minute books containing accurate records of all meetings and accurately reflecting all corporate action of its shareholders and its board of directors (including committees) and keep stock books and ledgers correctly recording all transfers and issuances of all capital stock;

          (iii) will maintain, keep and preserve all its real property and personal property used or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted;

          (iv)   will maintain adequate insurance;

          (v) will comply in all material respects with all Regulations and each decision, ruling, order or award of all arbitrators applicable to its business, properties or operations;

          (vi) will not acquire or agree to acquire any assets or acquire or agree to acquire by amalgamating, merging or consolidating with, purchasing substantially all of the assets of or otherwise, any business or any corporation, partnership, association or other business organization or division thereof, other than in the ordinary course of business or pursuant to commitments entered into after the date hereof with the prior written consent of Forest;

          (vii) will timely file all Tax Returns that are required to be filed by it and pay before they become delinquent all Taxes due pursuant to those Tax Returns or any Assessment received by it or otherwise required to be paid, except Taxes being contested in good faith by appropriate proceedings and for which adequate reserves or other provisions are maintained;

          (viii) other than as contemplated by this Agreement, will not amend its articles of incorporation or by-laws;

          (ix) will not, without the prior written consent of Forest sell, transfer, assign, convey or otherwise dispose of or create any Encumbrance on or allow the sale, transfer, assignment, conveyance or disposition of or creation of any Lien on any of its assets which have a total aggregate value in excess of $2,500,000, other than personal property that is replaced by equivalent property or consumed or sold in the ordinary course of business and other than Liens arising in the ordinary course of business as a result of operations under agreements affecting the assets of ATCOR or its Subsidiaries;

          (x) will not, without the prior written consent of Forest, sell, transfer, assign, convey or otherwise dispose of or create any Encumbrance on or allow the sale, transfer, assignment, conveyance or disposition of or creation of any

                 Lien on any of its Proprietary Rights or any assets relating to the Marketing Business;

          (xi) will not, without the prior written consent of Forest, make (except pursuant to existing commitments), commit, or allow the committal to make individual expenditures exceeding $750,000 or expenditures exceeding $5,000,000 in the aggregate, except where such expenditures are required to preserve property or safeguard individuals from harm where such property or individuals are in imminent danger of material damage or injury;

          (xii) will not, without the prior written consent of Forest, alter the compensation, benefits or retention plans or arrangements currently in place (including rights upon termination) of any of its officers or employees and will not enter into any new employment or management contract;

          (xiii) will not, directly or indirectly, enter into any agreement, commitment, understanding or other obligation with or in favour of, or make any payment (for services rendered or otherwise) to, any insider of ATCOR or any associate or affiliate of any insider of ATCOR, except payment of salaries and benefits to directors and senior officers of ATCOR in accordance with ATCOR's salary and benefits program in effect as at December 31, 1994 except for payments to directors included in Transaction Expenses;

          (xiv) will not guarantee the payment of indebtedness or incur indebtedness for additional borrowed money or issue any debt securities, except in connection with borrowings in the ordinary course of business;

          (xv) will not without the prior written consent of Forest, enter into any contracts providing for the purchase, sale or delivery of oil or gas with a term in excess of 95 days or providing for delivery at a time more than 75 days after the contract is entered into or any Financial Instrument Transaction with a term in excess of 30 days;

          (xvi) will not disclose to any person, other than officers, directors, and key employees and professional advisors of ATCOR who are bound by an agreement of confidentiality, confidential information relating to Forest;

     (e)  ATCOR will:

          (i) Notify Forest in writing: (x) promptly after the occurrence thereof, of any material adverse change (actual, anticipated, contemplated or, to the knowledge of ATCOR, threatened, financial or otherwise) in its business affairs, operations, assets, liabilities (contingent or otherwise) or capital and
                 (y) promptly after the occurrence, or failure to occur, of any such event, information with respect to any event which, if known as of the date of this

                Agreement, would have been required to be disclosed to Forest or which would be likely to cause any representation or warranty of ATCOR herein or the Due Diligence Response to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Closing Date;

          (ii) As soon as available, and in any event within 35 days after the end of each month, provide Forest with the consolidated balance sheet of ATCOR as of the end of the month and the related consolidated statements of income and retained earnings and changes in financial position for the portion of the fiscal year of ATCOR ended with the last day of the month, all in reasonable detail and stating in comparative form the respective consolidated figures for the corresponding date and period in the previous fiscal year (subject to year-end adjustments);

          (iii) Promptly after the commencement of each such matter, provide to Forest written notice of all Actions affecting ATCOR or a Subsidiary that, if adversely determined, could materially and adversely affect the business, properties, operations, prospects or condition (financial or otherwise) of ATCOR and its Subsidiaries, taken as a whole, or the ability of ATCOR or the Subsidiary, as the case may be, to perform its obligations under this Agreement or any Ancillary Document to which it is or may become a party; and

          (iv) Provide Forest with such other information respecting the condition or operations, financial or otherwise, of any of ATCOR and its Subsidiaries as Forest may from time to time reasonably request;

     (f) ATCOR will provide to Forest, and to the officers, employees, financial advisors, attorneys, accountants and other representatives of Forest, reasonable access during normal business hours to all its properties, books, contracts, commitments, personnel and records; furnish as promptly as practicable to Forest and its respective representatives such information with respect to the business, properties, operations, prospects or conditions (financial or otherwise) of ATCOR and its Subsidiaries as Forest may from time to time reasonably request to enable Forest to effect a thorough investigation of ATCOR; and to the extent reasonably requested by Forest, cause its officers, personnel, employees, independent public accountants and other representatives to, provide information regarding ATCOR to, and otherwise cooperate with, Forest;

     (g) ATCOR will use commercially reasonable best business efforts to do all acts and things as may be necessary or desirable to ensure the successful implementation of the Amalgamation, the Acquisition and the Ancillary Transactions and, without limiting the generality of the foregoing:

          (i) ATCOR will use commercially reasonable best business efforts to, as soon as practicable and in any event on or before December 18, 1995, complete the preparation of the ATCOR Information Circular and mail to its shareholders and file in all jurisdictions where required the ATCOR Information Circular and other documentation required in connection with the ATCOR Shareholders Meeting, all in accordance with National Policy No. 41 of the Canadian Securities Administrators (except as such Policy may be waived by the applicable authorities) and applicable law, and ATCOR will use all reasonable efforts to, as soon as practicable and in any event on or before January 18, 1996, convene the ATCOR Shareholders Meeting for the purpose of approving the Amalgamation;

          (ii) ATCOR will cause a list of ATCOR shareholders as of the record date for the ATCOR Shareholders Meeting, in a form suitable for soliciting of ATCOR shareholders and prepared by the transfer agent of ATCOR, to be delivered to Forest no later than the second business day after such record date;

          (iii) Subject to obtaining the required shareholder approval, ATCOR will file Articles of Amalgamation implementing the Amalgamation on the Closing Date in accordance with Section 2.1; and

          (iv) ATCOR will use commercially reasonable best business efforts to cause each of the conditions precedent set forth in Sections 5.1 and 5.3 which is within its control to be complied with;

     (h) ATCOR will ensure that the ATCOR Information Circular and the convening and conduct of the ATCOR Shareholders Meeting comply with all applicable Regulations and policies of regulatory authorities and will allow Forest and its counsel to review and comment on drafts of the ATCOR Information Circular and participate in the preparation thereof; and

     (i) ATCOR will, within five business days of ATCOR or any of its Subsidiaries receiving any written audit inquiry, assessment, reassessment, confirmation or variation of an assessment, indication that an assessment is being considered, request for filing of a waiver or extension of time or any other notice in writing relating to Taxes, losses or tax pools (an "ASSESSMENT"), deliver to Forest a copy thereof together with a statement setting out, to the extent then determinable, an estimate of the obligations, if any, of ATCOR, or the appropriate Subsidiary, on the assumption that such Assessment is valid and binding.

4.2       COVENANTS OF FOREST

          Forest covenants in favour of ATCOR and the Principal Shareholders that prior to the Closing Date, it shall do, take or perform or refrain from doing, taking or performing such actions and steps as may be necessary or advisable to ensure compliance with the following:

     (a) Forest will, subject to the terms hereof, use commercially reasonable best business efforts to do all other acts and things as may be necessary or desirable to ensure the successful implementation of the Acquisition, including the completion of the Offering or the providing of other financing for the Acquisition;

     (b)  Each of Forest and its Subsidiaries:

          (i) will carry on its business in, and only in, the ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use commercially reasonable best business efforts to preserve intact its present business organization, licences and permits to the end that its goodwill and business shall be maintained;

          (ii) will keep adequate records and books of account reflecting all its financial transactions, keep minute books containing accurate records of all meetings and accurately reflecting all corporate action of its shareholders and its board of directors (including committees) and keep stock books and ledgers correctly recording all transfers and issuances of all capital stock;

         (iii) will maintain, keep and preserve all its real property and personal property used or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted;

          (iv) will maintain adequate insurance;

          (v) will comply in all material respects with all Regulations and each decision, ruling, order or award of all arbitrators applicable to its business, properties or operations;

          (vi) will not acquire or agree to acquire any assets or acquire or agree to acquire by amalgamating, merging or consolidating with, purchasing substantially all of the assets of or otherwise, any business or any corporation, partnership, association or other business organization or division thereof, other than in the ordinary course of business or pursuant to commitments entered into after the date hereof with the prior written consent of ATCOR;

         (vii) will timely file all Tax Returns that are required to be filed by it and pay before they become delinquent all Taxes due pursuant to those Tax Returns or any Assessment received by it or otherwise required to be paid, except Taxes being contested in good faith by appropriate proceedings and for which adequate reserves or other provisions are maintained; and

        (viii) will not disclose to any person, other than officers, directors, and key employees and professional advisors of Forest who are bound by an agreement of confidentiality, confidential information relating to ATCOR;

     (c)  Forest will promptly notify ATCOR in writing of:

          (i) any material adverse change (actual, anticipated, contemplated or, to the knowledge of Forest, threatened, financial or otherwise, in its business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of Forest or its ability to complete the Acquisition, the Ancillary Transactions or the Offering;

          (ii)  any change in any representation or warranty set forth in
                Section 3.2 hereof which change is or may be of such a nature as to render any such representation or warranty misleading or untrue; or

          (iii) any material fact which arises and which would have been required to be stated herein had the fact arisen on or prior to the date of this Agreement.

          Forest shall in good faith discuss with ATCOR any change in circumstances (actual, anticipated, contemplated or, to the knowledge of Forest, threatened, financial or otherwise) which is of such a nature that there may be a reasonable question as to whether notice need be given to ATCOR pursuant to this section;

     (d) Forest will provide to ATCOR, and to the officers, employees, financial advisors, attorneys, accountants and other representatives of ATCOR, reasonable access during normal business hours to all its properties, books, contracts, commitments, personnel and records; furnish as promptly as practicable to ATCOR and its respective representatives such information with respect to the business, properties, operations, prospects or conditions (financial or otherwise) of Forest and its Subsidiaries as ATCOR may from time to time reasonably request to enable ATCOR to effect a thorough investigation of Forest; and to the extent reasonably requested by ATCOR, cause its officers, personnel, employees, independent public accountants and other representatives to, provide information regarding Forest, and otherwise cooperate with, ATCOR;

     (e) Except as contemplated herein, neither Forest nor any person controlled directly or indirectly by Forest will, except pursuant to the terms of this Agreement, acquire or agree to acquire, or make any proposal or offer to acquire, directly or indirectly or in any manner, any securities of ATCOR or any of its Subsidiaries;

     (f) Forest shall forthwith upon completion of the Offering, deposit in escrow with the Escrow Agent an amount equal to the Redemption Amount plus the amount required to purchase all the shares of Amalco which are tendered to the Offer, on terms acceptable to ATCOR, to be released only for the purposes specified in Section 2.1(c) and (d) hereof.

     (g) Forest will use all reasonable efforts to cause each of the conditions set forth in Sections 5.1 and 5.3 which is within its control to be complied with.

4.3       MUTUAL COVENANTS OF ATCOR AND FOREST

          Each of ATCOR and Forest covenant in favour of the other that prior to the Closing Date, it shall and it shall cause each of its subsidiaries, to do, take or perform or refrain from doing, taking and performing such actions and steps as may be necessary or advisable to ensure compliance with the following:

     (a) each of ATCOR and Forest will use commercially reasonable best business efforts to satisfy (or cause the satisfaction of) the conditions precedent to its obligations hereunder and to take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary, proper or advisable under applicable laws and regulations to complete the Amalgamation, the Acquisition, the Ancillary Transactions and the Offering including using commercially reasonable best business efforts to:

          (i) obtain all necessary waivers, consents and approvals required to be obtained by it from other parties to loan agreements, leases and other contracts;

          (ii) obtain all necessary consents, approvals and authorizations as are required to be obtained by it under any Canadian or foreign law or regulation; and

          (iii) effect all necessary registrations and filings and submissions of information requested by governmental authorities required to be effected by it in connection with the Amalgamation, the Acquisition, the Ancillary Documents and the Offering; and

     (b) each of ATCOR and Forest will use commercially reasonable best business efforts to cooperate with the other in connection with the performance by the other of its obligations under this subsection including, without limitation, continuing to provide reasonable access to information and to maintain ongoing communications as between Forest and ATCOR.


                                    ARTICLE 5
                              CONDITIONS PRECEDENT

5.1       MUTUAL CONDITIONS PRECEDENT

          Subject to Section 5.4, the respective obligations of ATCOR and the Principal Shareholders and Forest to complete the transactions contemplated by
Section 2.1 and the obligation of ATCOR to file articles of Amalgamation to give effect to the Amalgamation, except that the condition specified in paragraph (i) below shall not apply to ATCOR's obligation to file Articles of Amalgamation, shall be subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in whole or in part, by the mutual consent of such parties without prejudice to their right to rely on any other of such conditions:

     (a) the Amalgamation shall have received the affirmative vote of not less than 66 2/3% of the votes cast by the holders of each of the Class A Shares and the Class B Shares, and by the holders of all ATCOR Shares;

     (b) all other consents, orders and approvals necessary or that ATCOR and Forest agree are appropriate for the completion of the Amalgamation, the Acquisition and the Ancillary Transactions shall have been obtained;

     (c) there shall be no action taken under any existing applicable law or regulation, nor any statute, rule, regulation or order which is enacted, enforced, promulgated or issued by any court, department, commission, board, regulatory body, government or governmental authority or similar agency, domestic or foreign, that:

          (i) makes it illegal or otherwise directly or indirectly restrains, enjoins or prohibits the Amalgamation, the Acquisition or the Ancillary Transactions, where the failure to complete such transactions would have a material adverse effect on the completion of the Amalgamation, the Acquisition or the Ancillary Transactions;

          (ii) results in a judgement or assessment of material damages, directly or indirectly, relating to the transactions contemplated herein; or

          (iii) imposes or confirms material limitations on the ability of Forest to effectively exercise full rights of ownership of the shares of Amalco to be acquired by Forest pursuant to the Acquisition;

     (d) there shall not be in force any law, order or decree making illegal, restraining or enjoining the completion of the Amalgamation, Acquisition or Ancillary Transactions or which enables any court, department, commission, board, regulatory body, government or governmental authority or similar agency, domestic or foreign, as a result of the transactions contemplated herein, to:

          (i) prohibit Forest or any of its Subsidiaries or ATCOR or any of its Subsidiaries from owning or operating all or any portion of their respective businesses or assets; or

          (ii) compel Forest or any of its Subsidiaries or ATCOR or any of its Subsidiaries to dispose of or hold separately all or any portion of their respective businesses or assets or the ATCOR Shares or shares of Amalco to be acquired by Forest pursuant to the Acquisition;

          if such prohibition or compulsion could have a material adverse effect on Forest and its Subsidiaries (including Amalco), on a consolidated basis, after completion of the Acquisition;

     (e) ATCOR and the other parties thereto shall have entered into the Sale Documents in a form satisfactory to ATCOR and Forest;

     (f) there shall have been filed notification and report forms to the extent required under the INVESTMENT CANADA ACT and the COMPETITION ACT and there shall be no legal impediment under such Acts to the transactions contemplated hereby;

     (g) an Approval of the Alberta Energy and Utilities Board shall have been obtained pursuant to the PUBLIC UTILITIES BOARD ACT and GAS UTILITIES ACT;

     (h) none of the consents, orders or approvals contemplated herein shall contain terms or conditions or require undertakings or security deemed unacceptable by ATCOR or Forest, acting reasonably; and

     (i)  the Amalgamation shall have been completed.

5.2       CONDITIONS TO OBLIGATIONS OF ATCOR AND THE PRINCIPAL SHAREHOLDERS

          In addition to the conditions set forth in Section 5.1 and subject to
Section 5.4, the obligations of ATCOR and the Principal Shareholders to complete the transactions contemplated by Section 2.1 are subject to the satisfaction, on or before the earlier of the dates specified in each paragraph below or the Closing Date, of the following conditions, any of which may be waived by ATCOR, Parent 1, Parent 2 or Parent 3 as applicable in whole or in part without prejudice to such party's right to rely on any other condition in its favour:

     (a) the covenants of Forest to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects by Forest, and ATCOR shall have received a certificate to that effect dated the Closing Date, signed by two senior officers of Forest on behalf of Forest, and ATCOR shall not have reasonably established that it has knowledge to the contrary;

     (b) ATCOR and the Principal Shareholders shall have received on or before December 24, 1995 satisfactory assurances with respect to the Offering;

     (c) on or before the Closing Date, Forest shall have furnished ATCOR and the Principal Shareholders with certified copies of the resolutions duly passed by the board of directors of Forest approving this Agreement and the completion of the transactions contemplated hereby and directing the submission for approval by Forest shareholders of any matters hereunder requiring such approval;

     (d) the representations and warranties of Forest set out in Section 3.2 shall have been true and correct in all material respects on the date of this Agreement and such representations and warranties shall be true and correct in all material respects on the Closing Date as if made on and as of such date, except as affected by transactions contemplated or permitted by this Agreement, and ATCOR and the Principal

          Shareholders shall have received a certificate from Forest to that effect, dated the Closing Date and signed by two senior officers of Forest, and ATCOR and the Principal Shareholders shall not have reasonably established that it has knowledge to the contrary; and

     (e) ATCOR and the Principal Shareholders shall have received an opinion of counsel to Forest in a form acceptable to them, acting reasonably, as to the matters set forth in Sections 3.2(a), (b), (c), (d) and (e) which opinion may rely on certificates of an officer or officers of Forest as to matters of fact.

Notwithstanding the foregoing conditions, if any such condition fails due to breach with respect to any representation or warranty set forth in
Section 3.2(f) or any covenant set forth in Section 4.2, such conditions shall be deemed to be satisfied if within five business days after receipt by Forest of written notice of such breach (x) Forest delivers assurances satisfactory to ATCOR, Parent 1 and Parent 2 with respect to the Offering, (y) the condition set forth in paragraph (c) above has been satisfied or (z) Forest deposits $185,966,805.80 with the Escrow Agent.

5.3       CONDITIONS TO OBLIGATION OF FOREST

          In addition to the conditions set forth in Section 5.1 and subject to
Section 5.4, the obligation of Forest to complete the transactions contemplated by Section 2.1 is subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived by Forest in whole or in part without prejudice to Forest's right to rely on any other condition in favour of Forest:

     (a) the covenants of ATCOR and the Principal Shareholders to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects by ATCOR and the Principal Shareholders and Forest shall have received a certificate from ATCOR and the Principal Shareholders to that effect, dated the Closing Date and signed by two senior officers of ATCOR and the Principal Shareholders, and Forest shall not have reasonably established that it has knowledge to the contrary;

     (b) on or before the Closing Date, ATCOR and the Principal Shareholders shall have furnished Forest with:

          (i) certified copies of the resolutions duly passed by the board of directors of ATCOR and the Principal Shareholders approving this Agreement and the completion of the transactions contemplated hereby and, in the case of ATCOR, directing the submission of the Amalgamation for approval at the ATCOR Shareholders' Meeting; and

          (ii) certified copies of the resolutions duly passed at the ATCOR Shareholders' Meeting approving the Amalgamation;

     (c) the representations and warranties of ATCOR and the Principal Shareholders set out in Sections 3.1, 3.3, 3.4 and 3.5 shall have been true and correct in all material respects on the date of this Agreement and such representations and warranties shall be true and correct in all material respects on the Closing Date (before giving effect to the Amalgamation) as if made on and as of such date, except as affected by transactions contemplated or permitted by this Agreement, and Forest shall have received certificates from ATCOR, and each of the Principal Shareholders to that effect, dated the Closing Date and signed by two senior officers of ATCOR and each of the Principal Shareholders and Forest shall not have reasonably established that it has knowledge to the contrary;

     (d) on the Closing Date, ATCOR shall have furnished Forest with a certificate of ATCOR, signed by two senior officers of ATCOR, certifying as to the number of shares in respect of which holders of the ATCOR Shares have exercised rights of dissent in respect of the Amalgamation;

     (e) no material adverse change (or any event, condition or state of facts which may reasonably be expected to give rise to any such change) shall have occurred in the assets, liabilities, business, operations or capital of ATCOR from and after the date hereof (excluding any such change, event, condition or state of facts resulting from changes in general economic conditions, including changes in interest rates or prices received by ATCOR or any of its Subsidiaries for oil, gas or other commodities);

     (f) shareholders representing not more than five (5%) percent of the aggregate of the issued and outstanding ATCOR Shares shall be Dissenting Shareholders;

     (g) Forest shall have completed the Offering and received funds of not less than $185,966,805 therefrom;

     (h)  ATCOR shall have completed the Reorganization prior to the Closing
          Date;

     (i) Forest shall have received an opinion of counsel to ATCOR and the Principal Shareholders in a form acceptable to Forest, acting reasonably, as to the matters set forth in paragraphs (a), (b), (c),
          (d) and (e) of Sections 3.1, 3.3, 3.4 and 3.5 which opinion may rely on certificates of an officer or officers of ATCOR and the Principal Shareholders as to matters of fact.

5.4       MATERIALITY THRESHOLD

          Notwithstanding the foregoing conditions, if any such condition fails due to a breach with respect to any representation or warranty set forth in
Section 3.1 or any covenant set forth in Section 4.1(d), (e), (f), (g), (h) or
(i) such condition shall be deemed to be satisfied and such breach shall not give rise to a right of Forest to terminate this Agreement unless such breaches in the aggregate have a material adverse effect on ATCOR on a consolidated basis taken as a whole.

5.5       NOTICE OF NON-COMPLIANCE

          Each of ATCOR and Forest shall give prompt notice to each of the other of the occurrence, or failure to occur, at any time from the date hereof to the Closing Date of any event or state of facts which occurrence or failure would, or would be likely to:

     (a) cause any of the representations or warranties of either party contained herein to be untrue or inaccurate in any material respect, or

     (b) result in the failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied hereunder,

provided that no such notification shall affect the representations or warranties of the parties or the conditions to the obligations of the parties hereunder.


                                    ARTICLE 6
                                 OTHER COVENANTS

6.1       INDEMNIFICATION

     (a) Each of ATCOR, Parent 1 and Parent 2 shall severally indemnify Forest against and hold it harmless from any and all Losses in any way relating to or allegedly arising out of any breach of its respective representations, warranties, covenants or agreements contained in this Agreement, the Amalgamation Agreement or any Ancillary Document, whether or not the Acquisition is concluded or the obligations of the parties hereunder are terminated pursuant to Article 7 or otherwise.

     (b) ATCOR shall indemnify Forest and its "CONTROLLING PERSONS" (within the meaning of Section 20 of the EXCHANGE ACT) and their respective shareholders, directors, officers, employees, agents and affiliates against, and hold each of those persons harmless from, any and all Losses in any way relating to or allegedly arising out of any untrue statement of a material fact relating solely to ATCOR contained in the Registration Statement (or any amendment or supplement thereto) relating to the Offering or any failure to state a material fact relating to ATCOR required to make any statement contained therein not misleading in light of the circumstances under which it was made. ATCOR shall have no obligation to Forest or any other person under this paragraph (b) with respect to any of the foregoing arising primarily out of the gross negligence or wilful misconduct of Forest or the other Indemnified Person, as the case may be, as determined by a final judgment of a court of competent jurisdiction or to the extent that the Registration Statement presents any information in a manner different from the presentation in the documents referred to in
          Section 3.1(f)(i) or (ii) or not contained in those documents, and such information as so presented in the Registration Statement would not have been misleading but for the different manner of presentation in the Registration Statement.

     (c) Each of Parent 1 and Parent 2 shall jointly and severally indemnify Forest against and hold it harmless from (i) any Loss suffered with respect to Taxes as a result of any Intercompany Transaction to the extent such Taxes exceed Taxes due pursuant to the Tax Returns and
          (ii) any Loss suffered arising out of any direct or indirect claim made by any shareholder of ATCOR (other than Forest) in respect of any Intercompany Transaction.

     (d) Forest shall indemnify each of ATCOR, Parent 1 and Parent 2 and each of their "CONTROLLING PERSONS" (within the meaning of Section 20 of the EXCHANGE ACT) from time to time, and their respective shareholders, directors, officers, employees, agents and affiliates, against, and hold each of those persons harmless from, any and all losses in any way relating to or allegedly arising out of any untrue statement of a material fact contained in the Registration Statement (other than information relating to ATCOR), other notification, or any materials filed by Forest with the Securities and Exchange Commission or distributed or otherwise disseminated to the public (or any amendment or supplement thereto), relating to the Offering or any failure to state a material fact (other than information relating to ATCOR) required to make any statement contained therein not misleading in light of the circumstances under which it was made. Forest shall have no obligation to ATCOR and the Principal Shareholders or any other person under this paragraph (d) with respect to any of the foregoing arising primarily out of the gross negligence or wilful misconduct of any of ATCOR and the Principal Shareholders or the other Indemnified Person, as the case may be, as determined by a final judgment of a court of competent jurisdiction.

     (e) Forest shall indemnify each of ATCOR and the Principal Shareholders against and hold them harmless from any and all losses in any way relating to or allegedly arising out of any breach of the representations, warranties, covenants or agreements of Forest contained in this Agreement, whether or not the Amalgamation is concluded or the obligations of the parties under this Agreement are terminated.

     (f) If any Action indemnifiable under this Section shall be brought, asserted or threatened against any person, the Indemnified Person shall promptly notify the Indemnifying Persons. A failure to notify an Indemnifying Person timely or at all shall reduce the liabilities and obligations of the Indemnifying Person under this Section only to the extent the Indemnifying Person is actually prejudiced by such failure. The Indemnifying Persons shall be entitled to assume the defense of the Action, including the employment of counsel satisfactory to the Indemnified Person and the payment of all related fees and expenses, but the Indemnified Person may employ separate counsel in the Action and participate in the defense of the Action at its own expense. However, the Indemnified Person may by written notice to the Indemnifying Person assume the defense of the Action, including the employment of counsel, at the expense of the Indemnifying Person (except that the Indemnifying Person shall not be liable for the fees and expenses of more than one such separate counsel with respect to the Action) if:

          (i) without a delay that shall be prejudicial to the interests of the Indemnified Person, the Indemnifying Person fails to:
               (A) acknowledge in writing to the Indemnified Person the liability of the Indemnifying Person to the Indemnified Person under this Section with respect to the Action, (B) assume the defense, (C) post an indemnity or similar bond (in form and substance satisfactory to the Indemnified Person) in an amount equal to the full amount for which the Indemnified Person may be liable as a result of the Action (including penalties and interest) or provide other evidence satisfactory to the Indemnified Person of the ability of the Indemnifying Person to pay that amount in full or (D) employ counsel reasonably satisfactory to the Indemnified Person;

          (ii) the persons against whom the Action shall have been brought, asserted or threatened (including any impleaded parties) include both the Indemnified Person and the Indemnifying Person and the Indemnified Person is advised by counsel that there may be one or more legal defenses available to the Indemnified Person that are different from or additional to those available to the Indemnifying Person; or

         (iii) the Indemnified Person reasonably believes that the Action or an unfavourable resolution of the Action may materially and adversely affect the business, properties, operations, prospects or condition (financial or otherwise) of the Indemnified Person and its affiliates other than as a result of the payment of money damages.

          If the Indemnified Person has assumed the defense of the Action pursuant to any of the conditions stated above, then the Indemnifying Person shall not have the right to assume the defense of the Action on behalf of the Indemnified Person and the Indemnified Person shall have the right to control the defense, compromise or settlement of any indemnifiable Action on behalf of and for the account and risk of the Indemnifying Person. The Indemnifying Person shall be bound by the result of the defense of any Action, whether the defense shall have been assumed by the Indemnifying Person or by the Indemnified Person, and shall indemnify the Indemnified Person against, and hold the Indemnified Person harmless from, all Losses in any way relating to or allegedly arising in connection with the matter or matters that shall be the basis of the Action or otherwise connected to the Action, except that the Indemnifying Person shall not be liable for the payment of the amount of money damages provided in a settlement of an indemnifiable Action defended by the Indemnified Person pursuant to the second or third conditions stated above that shall have been effected without the written consent of the Indemnifying Person, which consent shall not be unreasonably withheld.


     (g) Notwithstanding anything in this Section to the contrary, if, in connection with an Action indemnifiable under this Section, a Governmental Body or other person having authority or jurisdiction over a matter or matters related to the Action shall have rendered, entered or granted a binding judgment, decision, ruling, order or award with respect to the matter or matters providing for the payment of money damages or the claimant and the Indemnifying Person shall have agreed to settle the Action for an amount of money damages without reservation of any rights or defenses against the Indemnified Person, and if the Indemnified
          Person elects to appeal the judgment, decision, ruling, order or award or declines to agree to the proposed settlement, as the case may be, then the Indemnified Person may continue to defend the Action, free of any participation by the Indemnifying Person, but the amount of any ultimate liability of the Indemnifying Person under this Section with respect to Losses related to or allegedly arising in connection with the matter or matters that shall have been comprehended by the judgment, decision, ruling, order or award or by the proposed settlement, as the case may be, shall then be limited to the amount of the judgment, decision, ruling, order or award or the amount of the proposed settlement, as the case may be, plus the other indemnified Losses of the Indemnified Person relating to the matter or matters through the date of its election to appeal or its rejection of the proposed settlement, as the case may be.

     (h) If the indemnification provided for in paragraph (b) or (d) hereof is unavailable to an Indemnified Person (other than by reason of exceptions provided in this Section), or is insufficient to hold harmless an Indemnified Person in respect of any Loss then the Indemnifying Person, in lieu of indemnifying the Indemnified Person, shall contribute to the amount paid or payable by the Indemnified Person as a result of the Loss in the proportion that is appropriate to reflect the relative fault of the Indemnifying Person on the one part and of the Indemnified Person on the other part in connection with the events or circumstances which resulted in the Loss as well as any other relevant equitable considerations. The relative fault of the Indemnifying Person on the one part and of the Indemnified Person on the other part shall be determined by reference to, among other things, those persons' relative intent, knowledge, access to information and opportunity to correct or prevent the events or circumstances resulting in the Loss. The amount of any Loss suffered, incurred or paid any person shall be deemed to include all expenses incurred or paid by the person in connection with investigating or defending any Action, including, but not limited to, the fees and expenses of counsel.

     (i) The indemnification set forth in this Section shall be in addition to any other obligations or liabilities of an Indemnifying Person to an Indemnified Person at common law or otherwise. The provisions of this Section shall not eliminate or otherwise limit the right of any Indemnified Person or any other person to seek to recover contribution, damages or otherwise enforce its rights against the Indemnifying Person or any other person without regard to the provisions of this Section. If at any time all or any part of any indemnification payment hereunder is or must be rescinded or returned to the person making such indemnity payment for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of any person) the indemnification obligations of the person making such payment shall be reinstated with respect to such payment so rescinded or returned as though such payment had never been made or received.

6.2       COVENANTS OF PRINCIPAL SHAREHOLDERS

          Each of the Principal Shareholders covenants in favour of Forest that it shall do, take or perform or refrain from doing, taking and performing such actions and steps as may be necessary or advisable to ensure compliance with the following:

     (a) Prior to the Closing Date, the Principal Shareholder will not, directly or indirectly, sell, assign, transfer or otherwise dispose of any of the Principal Shareholder's ATCOR Shares or in the case of Parent 1, shares of Newco, or commit to their disposal, or enter into any negotiations with the view to such disposal, other than pursuant to the Amalgamation or this Agreement, except as required by Forest pursuant to Section 6.3.

     (b) Prior to the Closing Date, each Principal Shareholder will vote as a shareholder of ATCOR against any proposal, other than to approve the Amalgamation, submitted to the shareholders of ATCOR proposing that ATCOR directly or indirectly, do any of the things described in
          Section 4.1(a).

     (c) Prior to the Closing Date, each Principal Shareholder will take or do all acts and things as may be necessary or appropriate to ensure the successful implementation of the Amalgamation and, without limiting the generality of the foregoing:

          (i) each Principal Shareholder will exercise all voting rights attaching to ATCOR Shares held by it in favour of approving the Amalgamation, and contrary to any challenge to or modification of the Amalgamation not consented to by Forest, at the ATCOR Shareholders' Meeting;

          (ii) each Principal Shareholder will not take any action which might, directly or indirectly, interfere or be inconsistent with or otherwise adversely affect the implementation of the Amalgamation and will vote as a shareholder against any proposals submitted to the shareholders of ATCOR proposing that ATCOR take any such action;

         (iii) each Principal Shareholder agrees that it will not request any director of ATCOR to take or do any step or action which would reasonably be expected to make the implementation of the Amalgamation or the completion of the transactions contemplated herein less likely;

          (iv) each Principal Shareholder will cooperate with Forest and ATCOR in obtaining such other consents, orders or approvals as are necessary or appropriate for the completion of the Amalgamation, the Acquisition and the

               Ancillary Transactions and provide in a timely manner all information required in connection therewith.

     (d) Parent 1 will cause Newco to be incorporated, will hold all outstanding shares of Newco and will cause Newco to effect the Amalgamation.

6.3       SALE OF PRINCIPAL SHAREHOLDERS' ATCOR SHARES

     (a) Subject to paragraph (f), in the event a Transaction Proposal is made prior to the ATCOR Shareholders' Meeting, each Principal Shareholder agrees to cause ATCOR to complete the Reorganization and to tender and not withdraw all of the ATCOR Shares held, directly or indirectly, by such Principal Shareholder, to any offer made by Forest to all holders of ATCOR Shares for a consideration of not less than $4.88 per share, provided such offer is made prior to the date which is 10 days after the date of the ATCOR Shareholders' Meeting.

     (b) Subject to paragraphs (e) and (f) the Principal Shareholders agree to tender their ATCOR Shares to any third party offer therefor made generally to holders of Class A Shares and Class B Shares if Forest so requires. If the Principal Shareholders shall dispose of any ATCOR Shares as consented to or required by Forest, or in any manner directly or indirectly, the Principal Shareholders shall pay to Forest a fee equal to 50% of the amount by which (i) the aggregate proceeds of such disposition exceeds (ii) the aggregate of the amount which would be received by the Principal Shareholders pursuant to this Agreement (adjusted for any differences in the value to the Principal Shareholders arising from transactions collateral to such disposition, from the Sale Transactions) and $2 million.

     (c) If Forest shall acquire ATCOR Shares pursuant to the Acquisition, and within 120 days of the Closing Date shall re-sell such shares at a price in excess of $4.88 per share, Forest shall pay to the Principal Shareholders an amount equal to $2 million in respect of their expenses in connection with negotiating and entering into this Agreement and the Ancillary Transactions and shall pay to the persons who were holders of ATCOR Shares on the Closing Date an aggregate amount equal to 50% of the amount by which the proceeds of sale of such shares (after deducting such $2 million) exceeds $4.88 per share. For greater certainty, this obligation shall not arise upon
          (i) a transaction in which ATCOR merges with Saxon or with any entity controlled by Forest; or (ii) a transaction in which ATCOR merges with any entity and the resulting entity is controlled directly or indirectly controlled by Forest; (iii) a sale, merger or joint venture of the Subsidiary carrying on the Marketing Business; (iv) a public offering of ATCOR Shares.

     (d) If within 120 days after acquiring the ATCOR Shares pursuant to paragraph (a), Forest shall offer to acquire ATCOR Shares held by other shareholders, at a higher price, Forest shall pay, to those persons who sold ATCOR Shares pursuant to the

          Offer described in paragraph (a), the excess of the higher price over the price paid to such selling shareholders;

     (e) Paragraph (b) shall cease to apply after termination of this Agreement pursuant to its terms by ATCOR or a Principal Shareholder as a result of failure of Forest to complete the Offering (other than any such failure following the announcement of a Transaction Proposal prior to termination of this Agreement) except with respect to a sale within 120 days after (i) the announcement of a Transaction Proposal prior to termination of this Agreement; or (ii) the board of directors of ATCOR withdrawing the Recommendation.

     (f) If Forest shall desire to make an offer to acquire ATCOR Shares pursuant to paragraph (a) or shall require the Principal Shareholders to tender their ATCOR Shares pursuant to paragraph (b), the Principal Shareholders and Forest will co-operate with each other and with any bidder to whom Forest desires the Principal Shareholders to tender the Principal Shareholder's ATCOR Shares to achieve substantially the same income tax consequences to the Principal Shareholders as the Acquisition. If such result is not possible, the Principal Shareholders shall not be required by paragraphs (a) or (b) to sell their ATCOR Shares.

6.4       PUBLIC OFFERING

          Within 10 days after the execution and delivery of this Agreement, Forest shall file a registration statement with the Securities and Exchange Commission in contemplation of a public offering of its capital stock. Forest will use commercially reasonable best business efforts to cause the registration statement to become effective and to sell the registered shares in a public offering as contemplated herein not later than February 14, 1996. ATCOR will cooperate with Forest in the preparation of the registration statement and will furnish or make available all information, including financial information and reserve reports, with respect to ATCOR and its properties which Forest reasonably requests for inclusion therein in order to comply with applicable Regulations.

6.5       NON-COMPETITION

     (a) Each of Parent 1 and Parent 2 covenants with Forest and ATCOR that for a period of 3 years following Closing (the "Restricted Period"), neither Parent 1 nor Parent 2 nor any of their respective affiliates shall in any way, directly or indirectly:

          (i) interfere in or with the employment or engagement of any of the Marketing Employees within the Marketing Business;

          (ii) attempt to induce any of the Marketing Employees to terminate his or her respective employment or engagement within the Marketing Business;

         (iii) attempt to induce any of the Marketing Employees to breach the terms or conditions of his or her respective employment or engagement contract including, without limitation, any breach related to the disclosure or misuse of confidential or otherwise proprietary information; or

          (iv) employ or engage or seek to employ or engage any of the Marketing Employees directly or indirectly in any business carried on by Parent 1, Parent 2 or any of their respective Affiliates, regardless of whether such Marketing Employees continue to be employed within the Marketing Business;

          (v)  utilize in any manner any of the Trade Secrets of ATCOR.

     (b) Forest covenants with Parent 1, Parent 2 and Parent 3 that for the Restricted Period, neither Forest nor any of its affiliates shall in any way, directly or indirectly utilize in any manner any of the Trade Secrets of Parent 2.

     (c) The Restricted Period shall be extended by the length of any period during which any of the Principal Shareholders or their Subsidiaries or Forest is in breach of the terms of this Section 6.5 and shall be reduced by such period as may be required so that the covenants in this section 6.5 are enforceable.

     (d) Each of the Principal Shareholders and Forest acknowledges that the covenants set forth in this Section 6.5 are an essential element of this Agreement and that, but for the agreement of each of the Principal Shareholders and Forest to comply with these covenants, Forest and the Principal Shareholders would not have entered into this Agreement. Each of the Principal Shareholders and Forest acknowledges that this Section 6.5 constitutes an independent covenant and shall not be affected by performance or nonperformance of any other provision of this Agreement by Forest and the Principal Shareholders. Each of the Principal Shareholders and Forest has independently consulted with its counsel and after such consultation agrees that the covenants set forth in this Section 6.5 are reasonable and proper.

     (e) If any part of this Section 6.5 is unenforceable at law or in equity, then the covenants and agreements set forth in this Section shall be reduced in scope or amended, as to term, geographical area or otherwise, to the extent required so that such agreements and covenants, as so reduced or amended, are enforceable at law and in equity and the unenforceable part shall be deemed to be severed from the balance of the provisions of this Section which remaining provisions shall survive and be of full force and effect.

6.6       EXPENSES

          Parent 1 and Parent 2 jointly and severally agree that, if the Acquisition is completed, they shall reimburse ATCOR for any amount by which Transaction Expenses exceed $1 million.

6.7       NAME

          Forest agrees that, if the Acquisition is completed, it shall within 90 days after the Closing Date, cause ATCOR and its Subsidiaries to change their name to a name which does not include the word "ATCOR" or "ATCO".

                                    ARTICLE 7
                            AMENDMENT AND TERMINATION

7.1       AMENDMENT

          This Agreement may at any time and from time to time, before or after the holding of the ATCOR Shareholders' Meeting but not later than the Closing Date, be amended by written agreement of the parties hereto without, subject to applicable law, further notice to or authorization on the part of their respective shareholders and any such amendment may, without limitation:

     (a) change the time for performance of any of the obligations or acts of the parties hereto;

     (b) waive any inaccuracies or modify any representation or warranty contained herein or in any document delivered pursuant hereto; or

     (c) waive compliance with or modify any of the conditions precedent contained herein.

7.2       TERMINATION

          This Agreement may be terminated

     (a) at any time prior to the Closing Date by mutual agreement of the parties hereto, without further action on the part of the shareholders of ATCOR;

     (b) by ATCOR, Parent 1, Parent 2 or Parent 3 or Forest by notice to the others if the Closing has not occurred by February 14, 1996, or such other date as may be agreed to by the parties hereto in writing;

     (c) by ATCOR, Parent 1, Parent 2 or Parent 3 by notice to Forest in the event of a breach of this Agreement by Forest, provided, however, that if such breach is with respect to any representation or warranty set forth in Section 3.2(f) or any covenant set forth in Section 4.2, this Agreement may not be terminated by ATCOR, Parent 1 or Parent 2 if within five business days after receipt by Forest of written notice of such breach (x) Forest delivers assurances satisfactory to ATCOR, Parent 1 and Parent 2 with respect to the Offering, (y) the condition set forth in Section 5.2(c) has been satisfied, or (z) Forest deposits $185,966,805.80 with the Escrow Agent;

     (d) subject to Section 5.4, by Forest by notice to ATCOR in the event of a breach of this Agreement by any of ATCOR, Parent 1, Parent 2 or Parent 3.

7.3       EFFECT OF TERMINATION

          If this Agreement is validly terminated pursuant to any provision of this Agreement the parties shall return all materials and copies of all materials delivered to ATCOR or Forest, as the case may be, or their agents and except for any liability arising or which may arise as a result of any breach by either party of its obligations hereunder prior to such termination no party shall have any further obligation to the other party hereunder with respect to this Agreement. Sections 6.1, 8.5 and this Section shall survive any termination of this Agreement and continue in full force and effect.

                                    ARTICLE 8
                                     GENERAL

8.1       NOTICES

          All notices which may or are required to be given pursuant to any provision of this Agreement shall be given or made in writing and shall be served personally or sent by telecopy and in the case of:

     (a)  ATCOR, addressed to:

                 ATCOR Resources Ltd.
                 600, 800 - 6th Avenue S.W.
                 Calgary, Alberta
                 T2P 3G3

                 Attention:     Art C. Eastly
                 Telecopier:    (403) 261-7665

     (b) Forest, addressed to:

                 Forest Oil Corporation
                 1600 Broadway
                 Suite 2200
                 Denver, Colorado 80202

                 Attention:     V. Bruce Thompson
                 Telecopier:    (303) 812-1602

     (c)  ATCO Ltd.:
          1600, 909 - 11th Avenue S.W.
          Calgary, Alberta
          T2R 1N6

          Attention:     James A. Campbell
          Telecopier:    (403) 292-7532

     (d)  Canadian Utilities Limited:
          10035 - 105 Street
          Edmonton, Alberta
          T5J 2V6

          Attention:     Cameron S. Richardson
          Telecopier:    (403) 420-7400

     (e)  CanUtilities Holdings Ltd.:
          1600, 909 - 11th Avenue S.W.
          Calgary, Alberta
          T2R 1N6

          Attention:     Cameron S. Richardson
          Telecopier:    (403) 292-7507

or such other address or telecopier number as the parties may, from time to time, advise the other parties hereto by notice in writing. The date of receipt of any such notice shall be deemed to be the date of delivery thereof or, in the case of notice sent by telecopy, the date of successful transmission thereof (unless transmission is received after normal business hours, in which case the date of receipt shall be deemed to be the next business day).

8.2       SURVIVAL OF REPRESENTATIONS AND WARRANTIES

          The representations and warranties contained herein shall, notwithstanding any investigation by any party, survive the execution of this Agreement, provided that the liability of a party hereunder for a breach of any of the representations and warranties contained herein shall terminate one year after the Closing Date unless prior to such termination date written notice of a claim for breach of any representation or warranty shall have been given by the party alleging the breach (which notice must specify the claim made) to the party alleged to have committed the breach.

8.3       BINDING EFFECT AND ASSIGNMENT

          This Agreement shall be binding upon and shall enure to the benefit of the parties hereto, and their respective successors and permitted assigns. Neither this Agreement nor any rights hereunder or under the Amalgamation may be assigned by any party without the prior written consent of the other parties.

8.4       PUBLIC DISCLOSURE

          The parties agree to consult with each other before making any public disclosure or announcement of or pertaining to this Agreement and that any such disclosure or announcement shall be mutually satisfactory to all parties; provided, however, that this Section 8.4 shall not apply in the event any party hereto is advised by its counsel that certain disclosures or announcements, which the other parties after reasonable notice will not consent to, are required to be made by applicable laws, stock exchange rules or policies of regulatory authorities having jurisdiction.

8.5       EXPENSES

          Subject to Section 6.6, each party shall pay its own costs incurred in connection with the Acquisition and shall not be responsible for any costs, expenses or fees incurred or paid by the other parties.

8.6       BEST INTERESTS

          Notwithstanding the provisions of Section 6.4, it is expressly agreed and understood that Forest shall not be obliged to complete an Offering which is deemed imprudent, inadvisable and against Forest's best interests in all the circumstances by the underwriters under the Offering.

8.7       TIME OF ESSENCE

          Time shall be of the essence of this Agreement.

8.8       COUNTERPARTS

          This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Each party that signs a counterpart shall provide an original of that counterpart to the other parties hereto.

8.8       FURTHER ASSURANCES

          Each of the parties shall make, do and execute, or cause to be made, done and executed all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required in order to implement this Agreement and the Acquisition.

          IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.


FOREST OIL CORPORATION                 ATCOR RESOURCES LTD.


by: /s/ William L. Dorn                by: /s/ Arthur C. Eastly
    --------------------------             --------------------------


by: /s/ Robert S. Boswell              by: /s/ Ronald E. Pratt
    --------------------------             --------------------------

ATCO LTD.                              CANADIAN UTILITIES LIMITED


By: /s/ James A. Campbell              by: /s/ James A. Campbell
    --------------------------             --------------------------


by: /s/ William L. Britton             by: /s/ William L. Britton
    --------------------------             --------------------------


CANUTILITIES HOLDINGS LTD.


by: /s/ William L. Britton
    --------------------------

by: /s/ Karen M. Watson
    --------------------------

                                   SCHEDULE A

                             AMALGAMATION AGREEMENT

         This Amalgamation Agreement made as of the 15th day of December, 1995.

BETWEEN:

         ATCOR RESOURCES LTD., a corporation subject to the CANADA BUSINESS CORPORATIONS ACT (hereinafter referred to as
         "ATCOR")

                                                              OF THE FIRST PART

                                     - and -

          3140334 CANADA LTD., a corporation subject to the CANADA BUSINESS CORPORATIONS ACT (hereinafter referred to as
          "Newco")

                                                              OF THE SECOND PART



          WHEREAS ATCOR is a publicly traded corporation, the shares of which are listed on The Toronto Stock Exchange;

          AND WHEREAS the parties intend to effect an amalgamation of ATCOR and Newco;

          AND WHEREAS the parties intend to propose such amalgamation and related transactions to their shareholders pursuant to and in accordance with the CANADA BUSINESS CORPORATIONS ACT and in accordance with the terms hereinafter set forth;

          NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the respective covenants and agreements herein contained, the parties hereto covenant and agree as follows:


                                    ARTICLE 1
                                 INTERPRETATION

1.1       DEFINITIONS

          In this Agreement, including the recitals, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the following meanings:

     (a) "ACQUISITION AGREEMENT" means the agreement dated December 12, 1995 among Forest Oil Corporation, ATCOR, ATCO Ltd, Canadian Utilities Limited, and CanUtilities Holdings Ltd. to which this Agreement forms Schedule A;

     (b)  "ACT" means the CANADA BUSINESS CORPORATIONS ACT, as amended;

     (c)  "AGREEMENT" means this Amalgamation Agreement;

     (d) "AMALCO" means the continuing corporation constituted upon the Amalgamation;

     (e)  "AMALGAMATING CORPORATIONS" means Newco and ATCOR;


                                 Page A-37

     (f) "AMALGAMATION" means the amalgamation of ATCOR and Newco contemplated by this Agreement;

     (g) "ARTICLES OF AMALGAMATION" means the Articles of Amalgamation set out in Schedule A hereto;

     (h) "ATCOR CLASS A SHARES" means the issued Class A non-voting shares of ATCOR;

     (i)  "ATCOR CLASS B SHARES" means the issued Class B common shares of
          ATCOR;

     (j) "ATCOR SHAREHOLDERS' MEETING" means the special meeting of holders of ATCOR Shares to be held to consider and, if thought fit, approve the Amalgamation;

     (k) "EFFECTIVE DATE" means the date shown on the Certificate of Amalgamation giving effect to the Amalgamation;

     (l)  "NEWCO SHARES" means the issued common shares of Newco;

     (m) "SUBSIDIARY" means a subsidiary as defined in the SECURITIES ACT (Alberta);

     (n) "TRANSMITTAL AND ELECTION FORM" means the Transmittal and Election Form forwarded to holders of ATCOR shares in connection with the ATCOR Shareholders' Meeting.

1.2       HEADINGS

          The division of this Agreement into Articles, Sections, paragraphs and other subdivisions, the insertion of headings and the provision of a table of contents are for convenience of reference only and shall not affect the construction or interpretation hereof.

1.3       INTERPRETATION

          In this Agreement, except where otherwise specified:

     (a) the terms "this Agreement", "hereof", "herein", "hereunder" and similar expressions refer, unless otherwise specified, to this Agreement taken as a whole and not to any particular section, paragraph or clause;

     (b) words importing the singular number or masculine gender shall include the plural number or the feminine or neuter genders, and vice versa;

     (c) all references to Articles and Schedules refer, unless otherwise specified, to articles of and schedules to this Agreement;

     (d) all references to Sections refer, unless otherwise specified, to sections, paragraphs or clauses of this Agreement and references to paragraphs or clauses refer to paragraphs in the same section as the reference or clauses in the same paragraph as the reference; and

     (e) words and terms denoting inclusiveness (such as "include" or "includes" or "including"), whether or not so stated, are not limited by and do not imply limitation of, their context or the words or phrases which precede or succeed them.


                                    Page A-38

1.4       GOVERNING LAW AND JURISDICTION

          This Agreement and, unless otherwise specified therein, all other documents and instruments delivered in accordance with this Agreement shall be governed by and interpreted in accordance with the laws of the Province of Alberta. The parties irrevocably submit to the non-exclusive jurisdiction of the courts of the Province of Alberta, without prejudice to the rights of the parties to take proceedings in any other jurisdictions.

1.5       INVALIDITY, ETC.

          Any provision hereof which is prohibited or unenforceable shall be ineffective only to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof.

1.6       DATE FOR ANY ACTION

          In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a business day in the place where the action is required to be taken, such action shall be required to be taken on the next succeeding day which is a business day in such place.

1.7       CURRENCY

          Unless otherwise stated, all references in this Agreement to sums of money are expressed in lawful money of Canada.

1.8       ENTIRE AGREEMENT

          This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties with respect to the subject matter hereof.

1.9       SCHEDULES

          The following Schedule forms part of this Agreement:

          Schedule A -   Articles of Amalgamation


                                    ARTICLE 2
                                THE AMALGAMATION

2.1       AGREEMENT TO AMALGAMATE

          ATCOR and Newco agree to amalgamate pursuant to the Act in accordance with the terms of this Agreement.

2.2       EFFECT OF AMALGAMATION

          On the Effective Date:

     (a) ATCOR and Newco shall be amalgamated under the provisions of the Act and shall continue as one corporation;

     (b) the property of each of ATCOR and Newco shall continue to be the property of Amalco;

     (c) Amalco shall continue to be liable for the obligations of each of ATCOR and Newco; and


                                  Page A-39

     (d) the Articles of Amalgamation attached hereto as Schedule A shall be the articles of Amalco.

2.3       CERTAIN PROVISIONS APPLICABLE TO AMALCO

     (a)  The name of Amalco shall be "ATCOR Resources Ltd.".

     (b) The registered office of Amalco shall be located at the City of Calgary, in the Province of Alberta.

     (c) The authorized share capital of Amalco shall consist of an unlimited number of common shares (herein the "Common Shares") and an unlimited number of Class A Special Shares, Class B Special Shares and Class C Special Shares, the rights, privileges, restrictions and conditions of which are set forth in Exhibit A to the Articles of Amalgamation.

     (d) There shall be no restrictions upon the right to transfer any shares of Amalco.

     (e) The minimum number of directors in Amalco shall be one and the maximum number of directors shall be ten.

     (f) There shall be no restriction on the business which Amalco may carry on.

     (g) The first directors of Amalco shall be the persons whose names and addresses are set out below, who shall hold office until the first annual meeting of Amalco, or until their successors are elected or appointed:

               A. C. Eastly, 600, 800 - 6th Avenue S.W., Calgary, Alberta;
               W. L. Britton, 600, 800 - 6th Avenue S.W., Calgary, Alberta; and
               C. S. Richardson, 600, 800 - 6th Avenue S.W., Calgary, Alberta.

          The subsequent directors shall be elected each year thereafter at the annual meeting of the shareholders of Amalco.

     (h) The by-laws of Amalco shall be the by-laws of Newco until repealed, amended, altered or added to.

2.4  CONVERSION OF SHARE CAPITAL

     On the Effective Date, the authorized share capital of Amalco shall be as set forth in the Articles of Amalgamation. The issued and outstanding shares in the capital of each of the Amalgamating Corporations (other than any shares of ATCOR held by a shareholder who is a dissenting shareholder under the Act at the Effective Date) shall be converted into issued and outstanding Common Shares, Class A Special Shares, Class B Special Shares or Class C Special Shares of Amalco on the Effective Date as follows:

     (a)  each Newco Share shall be converted into one Common Share of Amalco;

     (b) subject to (d) hereof, each ATCOR Class A Share shall be converted into one Class A Special Share of Amalco;

     (c) subject to (d) hereof, each ATCOR Class B Share shall be converted into one Class A Special Share of Amalco; and

     (d) where a holder of ATCOR Class A Shares or ATCOR Class B Shares provides a written request to ATCOR in the Transmittal and Election Form, such ATCOR Class A Shares or ATCOR Class B Shares, as the case may be, of such holder as are designated in such written request shall be converted into Class B Special Shares or Class C Special Shares of Amalco in the ratio of one



                                    Page A-40

          Class B Special Share or Class C Special
          Share for each ATCOR Class A Share or ATCOR Class B Share so converted.

2.5  STATED CAPITAL

     Upon the Amalgamation, Amalco shall add the following amounts to the stated capital accounts of Amalco in respect of the Common Shares, the Class A Special Shares, Class B Special Shares and Class C Special Shares:

     (a)  in respect of the Common Shares an amount equal to $1.00 (one dollar);

     (b) in respect of the Class A Special Shares an amount equal to $2.65 multiplied by the number of Class A Special Shares issued on the Effective Date;

     (c) in respect of the Class B Special Shares an amount equal to $1.40 multiplied by the number of Class B Special Shares issued on the Effective Date and

     (d) in respect of the Class C Special Shares an amount equal to the lesser of: (i) $2.15 multiplied by the number of Class C Special Shares issued on the Effective Date and (ii) the amount by which the aggregate of the paid-up capital of the ATCOR Class A Shares and the ATCOR Class B Shares for the purposes of the INCOME TAX ACT (Canada) immediately prior to the Amalgamation exceeds the aggregate of the amounts which will be added to the stated capital of the Class A Special Shares and the Class B Special Shares pursuant to (b) and (c) of this Section 2.5.

                                    ARTICLE 3
                                   CONDITIONS

3.1 The respective obligations of the parties hereto to complete the transactions contemplated by this Agreement and to file Articles of Amalgamation shall be subject to satisfaction, on or before the Effective Date, of the following conditions:

     (a) the Amalgamation and this Agreement, with or without amendment, shall have been approved at the ATCOR Shareholders' Meeting, or any adjournment thereof, in accordance with the Act and shall have otherwise been approved by the requisite majority of persons entitled or required to vote thereon as determined by the Act;

     (b) there shall not be in force any order or decree restraining or enjoining the consummation of the transactions contemplated by this Agreement;

     (c)  the Acquisition Agreement shall not have been terminated pursuant to
          Article 7 of the Acquisition Agreement.

3.2       MERGER OF CONDITIONS

          The conditions set out in Section 3.1 shall be conclusively deemed to have been satisfied, waived or released on the filing of Articles of Amalgamation under the Act.

                                    Page A-41

                                    ARTICLE 4
                            AMENDMENT AND TERMINATION

4.1       AMENDMENT

          This Agreement may, at any time and from time to time before or after the holding of the ATCOR Shareholders' Meeting but not later than the Effective Date, be amended by written agreement of the parties hereto without further notice to or authorization on the part of the holders of ATCOR shares or Newco shares. Without limiting the generality of the foregoing, any such amendment may:

     (a) change the time for performance of any of the obligations or acts of the parties hereto;

     (b) waive any inaccuracies or modify any of the covenants contained herein or in any document to be delivered pursuant hereto; or

     (c) waive compliance with or modify any of the covenants herein contained or waive or modify performance of any of the obligations of the parties hereto;

provided that, notwithstanding the foregoing, the consideration to be received by holders of ATCOR shares shall not be decreased without the approval of the holders of ATCOR shares given in the same manner as required for the approval of the Amalgamation.

4.2       TERMINATION

          This Agreement may, at any time before or after the holding of the ATCOR Shareholders' Meeting but prior to the Effective Date, be terminated by agreement of the parties without further action on the part of the holders of ATCOR shares or Newco shares.


                                    ARTICLE 5
                                     GENERAL

5.1       ASSIGNMENT

          No party may assign its rights or obligations under this Agreement or the Amalgamation without the prior written consent of the other parties hereto.

5.2       BINDING EFFECT

          This Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors and permitted assigns.

5.3       WAIVER

          Any waiver or release of any of the provisions of this Agreement, to be effective, must be in writing executed by the parties granting the same. Waivers may only be granted upon compliance with the terms governing amendments set forth in Section 7.1 of the Acquisition Agreement, mutatis mutandis.


                                     Page A-42

5.4       COUNTERPARTS

          This Agreement may be executed in one or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

                                    ATCOR RESOURCES LTD.


                                    By:   "Arthur C. Eastly"


                                    By:   "Ronald E. Pratt"


                                    3140334 CANADA LTD.

                                    By:   "Cameron  S. Richardson"


                                    By:   "Arthur C. Eastly"


                                    Page A-43

                                   SCHEDULE A

                            ARTICLES OF AMALGAMATION


     NAME OF CORPORATION:          ATCOR Resources Ltd.

     CORPORATE ACCESS NO.:

     THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE:

     The attached Exhibit A is incorporated into and forms part of this form.

     RESTRICTIONS IF ANY ON SHARE TRANSFERS:

     None.

     NUMBER (OR MINIMUM AND MAXIMUM NUMBER) OF DIRECTORS:
     The Corporation shall have a minimum of one and a maximum of ten directors, with the number of directors within such range to be set from time to time by ordinary resolution of the shareholders, or in the absence of such resolution by resolution of the directors.

     RESTRICTIONS IF ANY ON BUSINESS THE CORPORATION MAY CARRY ON:

     There shall be no restrictions as to the business which the Corporation may carry on.

     OTHER PROVISIONS IF ANY:

     Subject to the CANADA BUSINESS CORPORATIONS ACT, the directors may, between annual general meetings of shareholders, appoint one or more additional directors of the corporation to serve until the next annual general meeting of shareholders.

     NAME OF AMALGAMATING CORPORATIONS                 CORPORATE ACCESS NO.
     ATCOR Resources Ltd.                              266455-1
     3140334 Canada Ltd.                               314033-4



                                    Page A-44

                                    EXHIBIT A
                                     TO THE
                            ARTICLES OF AMALGAMATION
                             OF ATCOR RESOURCES LTD.



                                    ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

1.1 DEFINITIONS AND INTERPRETATIONS: In these provisions, unless the context otherwise requires, the following words and expressions shall have the meanings set forth below:

     "ACT" means the CANADA BUSINESS CORPORATIONS ACT and the regulations thereunder;

     "ACQUISITION" means the acquisition by way of purchase of all of the issued and outstanding Common Shares by any Person following the Amalgamation;

     "AMALGAMATION" means the amalgamation of ATCOR Resources Ltd. and 3140334 Canada Ltd. to form the Corporation;

     "ATCOR SHARES" means the Class A non-voting shares and Class B common shares of ATCOR Resources Ltd.;

     "BUSINESS DAY" means any day other than a Saturday, Sunday or banking holiday in Calgary, Alberta;

     "CLASS A SPECIAL SHARES" means the Class A Special Shares that the Corporation is authorized to issue;

     "CLASS B SPECIAL SHARES" means the Class B Special Shares that the Corporation is authorized to issue;

     "CLASS C SPECIAL SHARES" means the Class C Special Shares that the Corporation is authorized to issue;

     "COMMON SHARES" means the common shares that the Corporation is authorized to issue;

     "DIRECTORS" means, at any particular time, the directors of the Corporation at such time;

     "DISSENTING SHAREHOLDER" means a registered holder of issued and outstanding shares of ATCOR Resources Ltd. who has exercised his right to dissent in compliance with Section 190 of the Act;

     "PERSON" shall be broadly interpreted and includes an individual, body corporate, sole proprietorship, partnership, unincorporated association, unincorporated organization, association, organization, syndicate, joint venture, trust, trustee, the Crown, any government or any ministry, agency, department, board, commission, branch, office or tribunal of any government howsoever designated or constituted or any other entity recognized by law;

     "REDEMPTION PRICE" means, with respect to each Class A Special Share, Class B Special Share or Class C Special Share, $4.88 (CDN);

     "REMAINING PROPERTY" means the property and assets of the Corporation available for distribution to the shareholders of the Corporation on a liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the property and assets of the Corporation among its shareholders for the purpose of winding up its affairs; and


                                    Page A-45

     "TRANSMITTAL AND ELECTION FORM" means the transmittal and election form sent to a holder of ATCOR Shares in connection with the Amalgamation, duly completed and executed in accordance with the instructions set forth therein.

1.2 REFERENCES: All references in these provisions to subsections, paragraphs and subparagraphs, unless otherwise specified, are to subsections, paragraphs and subparagraphs of these provisions.

1.3 STATUTORY REFERENCES: Unless otherwise stated, any reference in these provisions to any act or statute or section thereof shall be deemed to be a reference to such act or statute or section, as amended, re-enacted or replaced from time to time.

1.4 HEADINGS: The division of these provisions into sections, subsections, paragraphs, subparagraphs and clauses and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of these provisions.

1.5 NUMBER AND GENDER: Words importing the singular shall include the plural and vice-versa and words importing gender shall include all genders, unless the context otherwise requires.

1.6 CURRENCY: In these provisions, all dollar amounts are stated in Canadian currency.

1.7 HOLDER: For the purpose of these provisions, unless otherwise provided herein, any reference to a holder of shares of the Corporation shall be a reference to the registered owner of such share at the relevant time.

1.8 NOTICE: Any notice, share certificate, cheque, bank draft or other document required or permitted to be given, deposited or delivered by the Corporation to or with any holder of shares of the Corporation pursuant to these provisions shall, except as otherwise specifically provided in these provisions, be sent by first class mail, postage prepaid, or delivered to such holder, at its last address shown in the books of the Corporation. Any notice or other document given, deposited or delivered as aforesaid shall be deemed to be given, deposited or delivered, as the case may be, on the date upon which it is mailed or delivered.

                                    ARTICLE 2
                                  COMMON SHARES

     The Common Shares shall have attached to them the following rights, privileges, restrictions and conditions:

2.1            DIVIDENDS

2.1.1 DIVIDENDS: The holders of the Common Shares shall be entitled, subject to the rights, privileges, restrictions and conditions attaching to the Class A Special Shares, Class B Special Shares and the Class C Special Shares to receive any dividend declared by the Directors on the Common Shares from time to time.

2.2            LIQUIDATION, DISSOLUTION OR WINDING-UP

2.2.1 LIQUIDATION, DISSOLUTION OR WINDING-UP: In the event of a distribution of the property and assets of the Corporation among its shareholders in connection with the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the property and assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the Common Shares shall be entitled, subject to the rights, privileges, restrictions and conditions attaching to the Class A Special Shares, Class B Special Shares and Class C Special Shares to receive the Remaining Property.


                                    Page A-46

2.3            VOTING RIGHTS

2.3.1 VOTING RIGHTS: Each holder of Common Shares shall be entitled to receive notice of, and to attend, all meetings of shareholders of the Corporation and to vote at such meetings, except meetings at which only holders of a specified class of shares (other than Common Shares) are entitled to vote. At all meetings at which the holders of Common Shares are entitled to vote, each holder of Common Shares shall be entitled to one vote in respect of each Common Share held by such holder.


                                    ARTICLE 3
                             CLASS A SPECIAL SHARES

     The Class A Special Shares shall have attached to them the following rights, privileges, restrictions and conditions:

3.1            PRIORITIES

3.1.1          DISTRIBUTIONS OF THE REMAINING PROPERTY:

               (a) The Class A Special Shares shall rank prior to the Common
                   Shares, Class B Special Shares and Class C Special Shares with respect to distributions of the Remaining Property; and

               (b) For so long as any of the Class A Special Shares are
                   outstanding, the Corporation shall not make any capital distribution in respect of, or redeem, repurchase or otherwise acquire, any Common Shares or Class C Special Shares.

3.1.2 DIVIDENDS: For so long as any of the Class A Special Shares are outstanding, the Corporation shall not pay or set aside for payment, any dividends on the Common Shares.

3.2            DIVIDENDS

3.2.1 NON-ENTITLEMENT: The holders of Class A Special Shares, as such, shall not be entitled to receive any dividends.

3.3            LIQUIDATION, DISSOLUTION OR WINDING-UP

3.3.1 DISTRIBUTION OF REMAINING PROPERTY: In the event of a distribution of the property and assets of the Corporation among its shareholders in connection with the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the property and assets of the Corporation among its shareholders for the purpose of winding up its affairs, a holder of Class A Special Shares shall be entitled to receive out of the Remaining Property, before any amount is paid or distributed to the holders of the Common Shares, Class B Special Shares or Class C Special Shares, an amount equal to the aggregate Redemption Price of the Class A Special Shares held by such holder on the date of distribution. After payment to a holder of Class A Special Shares of the amounts payable to such holder, as such, under this paragraph 3.3.1, such holder shall not be entitled to share in any further distribution of Remaining Property.

3.3.2 METHOD OF PAYMENT: The amount payable under paragraph 3.3.1 in respect of any Class A Special Share held by a particular holder may be satisfied by the delivery of a cheque of the Corporation and the provisions of paragraph 3.5.3 shall apply MUTATIS MUTANDIS to such payment.


                                     Page A-47

3.4            REDEMPTION BY THE HOLDER

3.4.1 RIGHT/OBLIGATION TO REDEEM: The holders of Class A Special Shares shall be entitled to require the Corporation to redeem at any time, upon giving notice as hereinafter provided, all or any number of the Class A Special Shares registered in the name of such holders on the books of the Corporation. The holders of Class A Special Shares exercising their option to have the Corporation redeem, shall give notice to the Corporation setting out the date on which the Corporation is to redeem the shares, which date shall be not less than 10 days from the date of the notice, and if the holders desire to have less than all the Class A Special Shares registered in their names redeemed by the Corporation, the number of the shares of the holders to be redeemed. The date on which the redemption at the option of the holders is to occur shall be the option redemption date. The holders of any Class A Special Shares may, with the consent of the Corporation, revoke such notice prior to the option redemption date. Upon delivery to the Corporation of a share certificate or certificates representing the Class A Special Shares which the holders desire the Corporation to redeem (if any such share certificates have been issued by the Corporation), the Corporation shall on the option redemption date, to the extent permitted by applicable law, redeem such Class A Special Shares by paying to the holders the amount of the Redemption Price. Upon payment of the Redemption Price of the Class A Special Shares so redeemed by the Corporation, the holder thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof.


3.5            REDEMPTION BY THE CORPORATION

3.5.1 RIGHT/OBLIGATION TO REDEEM: The Corporation shall, immediately following an Acquisition, redeem all of the then outstanding Class A Special Shares at the Redemption Price. The Corporation shall not be required to give any notice of redemption in connection therewith. If the redemption by the Corporation of all of the then outstanding Class A Special Shares would be contrary to applicable law, the Corporation shall redeem the maximum number of Class A Special Shares (rounded to the next lower multiple of 100 shares) which the Corporation is then permitted to redeem, such redemption to be made on a pro rata basis (disregarding fractions of shares) among all registered holders of Class A Special Shares in accordance with the number of shares held by each of them, respectively. From time to time thereafter, as soon as permitted by applicable law, the Corporation shall redeem the maximum number of then outstanding Class A Special Shares as would not be contrary to applicable law, MUTATIS MUTANDIS, in accordance with the foregoing provisions of this subsection.

3.5.2 REDEMPTION AND PAYMENT: Upon the redemption of Class A Special Shares, provided that a holder of any such Class A Special Shares shall have presented and surrendered to the Corporation the Transmittal and Election Form and the certificates representing all ATCOR Shares held by such holder which were converted into Class A Special Shares, the Corporation shall pay or cause to be paid to such holder the Redemption Price for each Class A Special Share so redeemed. Without limitation, the Corporation shall be deemed to have paid to such holder the Redemption Price for each Class A Special Share so redeemed when a cheque representing such amount has been mailed to the address of such holder as it appeared on the applicable securities register of ATCOR when the Amalgamation became effective or as it appears in the Transmittal and Election Form, has been delivered to such holder, or has been set aside for pick up in accordance with the delivery instructions in the Transmittal and Election Form. The holder of Class A Special Shares who has not so presented and surrendered the certificates representing all ATCOR Shares held by such holder which were so converted shall be entitled to receive, and the Corporation shall pay or cause to be paid to such holder, the Redemption Price for each Class A Special Share redeemed only upon presentation and surrender by such holder to the Corporation at its registered office of the certificates representing all ATCOR Shares of such holder which have been converted into Class A Special Shares. On and after the redemption of any such Class A Special Shares, the holder thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof, other than the right to receive payment, without interest, of the Redemption Price as aforesaid or as provided in subsection 3.5.3 below, unless payment of the aforesaid Redemption Price shall not be made in accordance with the foregoing provisions or as provided in subsection 3.5.3 below, in which case the rights of such shareholders shall remain unaffected.

                                    Page A-48

3.5.3 RIGHT TO DEPOSIT REDEMPTION PRICE: The Corporation shall have the right at any time in respect of a redemption of the Class A Special Shares to deposit the Redemption Price for such of the redeemed Class A Special Shares registered in the names of shareholders who have not at the date of such deposit presented and surrendered to the Corporation certificates representing all of their ATCOR Shares which were so converted into Class A Special Shares in a special account with a Canadian chartered bank or trust company to be paid without interest to or to the order of the respective holders of such Class A Special Shares upon presentation and surrender by them respectively, to the Corporation of their share certificates to be so presented and surrendered and the Transmittal and Election Form. Any interest allowed on any such deposit shall belong to the Corporation.

3.5.4 UNCLAIMED MONIES: Redemption monies that are represented by a cheque which has not been presented to the Corporation's bankers for payment or that otherwise remain unclaimed (including monies held on deposit in a special account as provided for in subsection 3.5.3 above) for a period of six years shall be forfeited to the Corporation.

3.5.5 DISSENT: Notwithstanding anything to the contrary in the foregoing, in the event a Dissenting Shareholder in respect of ATCOR Shares has been paid the fair value of the ATCOR Shares held by such Shareholder immediately prior to the Amalgamation pursuant to Section 190 of the Act, such Dissenting Shareholder shall have no right to receive the redemption price for the Class A Special Shares into which such ATCOR Shares were converted notwithstanding that the same have been redeemed, shall not be entitled to exercise any of the rights of shareholders in respect thereof, and the redemption monies for such Class A Special Shares held on deposit in a special account as provided for in subsection 3.5.3 above shall be forfeited to the Corporation.

3.5.6 REPLACEMENT SHARE CERTIFICATE: If less than all of a holder's Class A Special Shares represented by any share certificate or share certificates are redeemed pursuant to this subsection 3.5, a new share certificate representing the balance of the Class A Special Shares held by such holder shall be issued to such holder, at the expense of the Corporation, on the later of the applicable redemption date and the date of receipt by the Corporation of the share certificate or share certificates representing the shares to be redeemed.


3.6            VOTING RIGHTS

3.6.1 VOTING RIGHTS: Except as otherwise provided in the Act, the Class A Special Shares shall be non-voting shares, and a holder of Class A Special Shares, as such, shall not be entitled to receive notice of, or to attend, meetings of shareholders of the Corporation, and shall not be entitled to vote at such meetings.


                                    ARTICLE 4
                              CLASS B SPECIAL SHARES

  The Class B Special Shares shall have attached to them the following rights, privileges, restrictions and conditions:

4.1            PRIORITIES

4.1.1          DISTRIBUTIONS OF THE REMAINING PROPERTY:

               (a) The Class B Special Shares shall rank prior to the Common
                   Shares and the Class C Special Shares with respect to distributions of the Remaining Property; and

               (b) For so long as any of the Class B Special Shares are
                   outstanding, the Corporation shall not make any capital distribution in respect of, or redeem, repurchase or otherwise acquire, any Common Shares or Class C Special Shares.


                                    Page A-49

4.1.2 DIVIDENDS: For so long as any of the Class B Special Shares are outstanding, the Corporation shall not pay or set aside for payment, any dividends on the Common Shares.

4.2            DIVIDENDS

4.2.1 NON-ENTITLEMENT: The holders of Class B Special Shares, as such, shall not be entitled to receive any dividends.

4.3            LIQUIDATION, DISSOLUTION OR WINDING-UP

4.3.1 DISTRIBUTION OF REMAINING PROPERTY: In the event of a distribution of the property and assets of the Corporation among its shareholders in connection with the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the property and assets of the Corporation among its shareholders for the purpose of winding up its affairs, a holder of Class B Special Shares shall be entitled to receive out of the Remaining Property, before any amount is paid or distributed to the holders of the Common Shares or Class C Special Shares, an amount equal to the aggregate Class B Redemption Price of the Class B Special Shares held by such holder on the date of distribution. After payment to a holder of Class B Special Shares of the amounts payable to such holder, as such, under this paragraph 4.3.1, such holder shall not be entitled to share in any further distribution of Remaining Property.

4.3.2 METHOD OF PAYMENT: The amount payable under paragraph 4.3.1 in respect of any Class B Special Share held by a particular holder may be satisfied by the delivery of a cheque of the Corporation and the provisions of paragraph 4.5.3 shall apply MUTATIS MUTANDIS to such payment.

4.4            REDEMPTION BY THE HOLDER

4.4.1 RIGHT/OBLIGATION TO REDEEM: The holders of Class B Special Shares shall be entitled to require the Corporation to redeem at any time, upon giving notice as hereinafter provided, all or any number of the Class B Special Shares registered in the name of such holders on the books of the Corporation. The holders of Class B Special Shares exercising their option to have the Corporation redeem, shall give notice to the Corporation setting out the date on which the Corporation is to redeem the shares, which date shall be not less than 10 days from the date of the notice, and if the holders desire to have less than all the Class B Special Shares registered in their names redeemed by the Corporation, the number of the shares of the holders to be redeemed. The date on which the redemption at the option of the holders is to occur shall be the option redemption date. The holders of any Class B Special Shares may, with the consent of the Corporation, revoke such notice prior to the option redemption date. Upon delivery to the Corporation of a share certificate or certificates representing the Class B Special Shares which the holders desire the Corporation to redeem (if any such share certificates have been issued by the Corporation), the Corporation shall on the option redemption date, to the extent permitted by applicable law, redeem such Class B Special Shares by paying to the holders the amount of the Redemption Price. Upon payment of the Redemption Price of the Class B Special Shares so redeemed by the Corporation, the holder thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof.


4.5            REDEMPTION BY THE CORPORATION

4.5.1 RIGHT/OBLIGATION TO REDEEM: The Corporation shall, immediately following an Acquisition, redeem all of the then outstanding Class B Special Shares at the Redemption Price. The Corporation shall not be required to give any notice of redemption in connection therewith. If the redemption by the Corporation of all of the then outstanding Class B Special Shares would be contrary to applicable law, the Corporation shall redeem the maximum number of Class B Special Shares (rounded to the next lower multiple of 100 shares) which the Corporation is then permitted to redeem, such redemption to be made on a pro rata basis (disregarding fractions of shares) among all registered holders of Class B Special Shares in accordance


                                    Page A-50
               with the number of shares held by each of them, respectively. From time to time thereafter, as soon as permitted by applicable law, the Corporation shall redeem the maximum number of then outstanding Class B Special Shares as would not be contrary to applicable law, MUTATIS MUTANDIS, in accordance with the foregoing provisions of this subsection.

4.5.2 REDEMPTION AND PAYMENT: Upon the redemption of Class B Special Shares, provided that a holder of any such Class B Special Shares shall have presented and surrendered to the Corporation the Transmittal and Election Form and the certificates representing all ATCOR Shares held by such holder which were converted into Class B Special Shares, the Corporation shall pay or cause to be paid to such holder the Redemption Price for each Class B Special Share so redeemed. Without limitation, the Corporation shall be deemed to have paid to such holder the Redemption Price for each Class B Special Share so redeemed when a cheque representing such amount has been mailed to the address of such holder as it appeared on the applicable securities register of ATCOR when the Amalgamation became effective or as it appears in the Transmittal and Election Form, has been delivered to such holder, or has been set aside for pick up in accordance with the delivery instructions in the Transmittal and Election Form. The holder of Class B Special Shares who has not so presented and surrendered the certificates representing all ATCOR Shares held by such holder which were so converted shall be entitled to receive, and the Corporation shall pay or cause to be paid to such holder, the Redemption Price for each Class B Special Share redeemed only upon presentation and surrender by such holder to the Corporation at its registered office of the certificates representing all ATCOR Shares of such holder which have been converted into Class B Special Shares. On and after the redemption of any such Class B Special Shares, the holder thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof, other than the right to receive payment, without interest, of the Redemption Price as aforesaid or as provided in subsection 4.5.3 below, unless payment of the aforesaid Redemption Price shall not be made in accordance with the foregoing provisions or as provided in subsection 4.5.3 below, in which case the rights of such shareholders shall remain unaffected.

4.5.3 RIGHT TO DEPOSIT REDEMPTION PRICE: The Corporation shall have the right at any time in respect of a redemption of the Class B Special Shares to deposit the Redemption Price for such of the redeemed Class B Special Shares registered in the names of shareholders who have not at the date of such deposit presented and surrendered to the Corporation certificates representing all of their ATCOR Shares which were so converted into Class B Special Shares in a special account with a Canadian chartered bank or trust company to be paid without interest to or to the order of the respective holders of such Class B Special Shares upon presentation and surrender by them respectively, to the Corporation of their share certificates to be so presented and surrendered. Any interest allowed on any such deposit shall belong to the Corporation.

4.5.4 UNCLAIMED MONIES: Redemption monies that are represented by a cheque which has not been presented to the Corporation's bankers for payment or that otherwise remain unclaimed (including monies held on deposit in a special account as provided for in subsection 4.5.3 above) for a period of six years shall be forfeited to the Corporation.

4.5.5 DISSENT: Notwithstanding anything to the contrary in the foregoing, in the event a Dissenting Shareholder in respect of ATCOR Shares has been paid the fair value of the ATCOR Shares held by such Shareholder immediately prior to the Amalgamation pursuant to Section 190 of the Act, such Dissenting Shareholder shall have no right to receive the redemption price for the Class B Special Shares into which such ATCOR Shares were converted notwithstanding that the same have been redeemed, shall not be entitled to exercise any of the rights of shareholders in respect thereof, and the redemption monies for such Class B Special Shares held on deposit in a special account as provided for in subsection 4.5.3 above shall be forfeited to the Corporation.

4.5.6 REPLACEMENT SHARE CERTIFICATE: If less than all of a holder's Class B Special Shares represented by any share certificate or share certificates are redeemed pursuant to this subsection 4.5, a new share certificate representing the balance of the Class B Special Shares held by such holder shall be issued to such holder,


                                    Page A-51
               at the expense of the Corporation, on the later of the applicable redemption date and the date of receipt by the Corporation of the share certificate or share certificates representing the shares to be redeemed.

4.6            VOTING RIGHTS

4.6.1 VOTING RIGHTS: Except as otherwise provided in the Act, the Class B Special Shares shall be non-voting shares, and a holder of Class B Special Shares, as such, shall not be entitled to receive notice of, or to attend, meetings of shareholders of the Corporation, and shall not be entitled to vote at such meetings.

                                    ARTICLE 5
                             CLASS C SPECIAL SHARES

  The Class C Special Shares shall have attached to them the following rights, privileges, restrictions and conditions:

5.1            PRIORITIES

5.1.1          DISTRIBUTIONS OF THE REMAINING PROPERTY:

               (a) The Class C Special Shares shall rank prior to the Common
                   Shares with respect to distributions of the Remaining Property; and

               (b) For so long as any of the Class C Special Shares are
                   outstanding, the Corporation shall not make any capital distribution in respect of, or redeem, repurchase or otherwise acquire, any Common Shares.

5.1.2 DIVIDENDS: For so long as any of the Class C Special Shares are outstanding, the Corporation shall not pay or set aside for payment, any dividends on the Common Shares.

5.2            DIVIDENDS

5.2.1 NON-ENTITLEMENT: The holders of Class C Special Shares, as such, shall not be entitled to receive any dividends.

5.3            LIQUIDATION, DISSOLUTION OR WINDING-UP

5.3.1 DISTRIBUTION OF REMAINING PROPERTY: In the event of a distribution of the property and assets of the Corporation among its shareholders in connection with the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the property and assets of the Corporation among its shareholders for the purpose of winding up its affairs, a holder of Class C Special Shares shall be entitled to receive out of the Remaining Property, before any amount is paid or distributed to the holders of the Common Shares, an amount equal to the aggregate Redemption Price of the Class C Special Shares held by such holder on the date of distribution. After payment to a holder of Class C Special Shares of the amounts payable to such holder, as such, under this paragraph 5.3.1, such holder shall not be entitled to share in any further distribution of Remaining Property.

5.3.2 METHOD OF PAYMENT: The amount payable under paragraph 5.3.1 in respect of any Class C Special Share held by a particular holder may be satisfied by the delivery of a cheque of the Corporation and the provisions of paragraph 5.5.3 shall apply MUTATIS MUTANDIS to such payment.


                                    Page A-52

5.4            REDEMPTION BY THE HOLDER

5.4.1 RIGHT/OBLIGATION TO REDEEM: The holders of Class C Special Shares shall be entitled to require the Corporation to redeem at any time, upon giving notice as hereinafter provided, all or any number of the Class C Special Shares registered in the name of such holders on the books of the Corporation. The holders of Class C Special Shares exercising their option to have the Corporation redeem, shall give notice to the Corporation setting out the date on which the Corporation is to redeem the shares, which date shall be not less than 10 days from the date of the notice, and if the holders desire to have less than all the Class C Special Shares registered in their names redeemed by the Corporation, the number of the shares of the holders to be redeemed. The date on which the redemption at the option of the holders is to occur shall be the option redemption date. The holders of any Class C Special Shares may, with the consent of the Corporation, revoke such notice prior to the option redemption date. Upon delivery to the Corporation of a share certificate or certificates representing the Class C Special Shares which the holders desire the Corporation to redeem (if any such share certificates have been issued by the Corporation), the Corporation shall on the option redemption date, to the extent permitted by applicable law, redeem such Class C Special Shares by paying to the holders the amount of the Redemption Price. Upon payment of the Redemption Price of the Class C Special Shares so redeemed by the Corporation, the holder thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof.


5.5            REDEMPTION BY THE CORPORATION

5.5.1 RIGHT/OBLIGATION TO REDEEM: The Corporation may, following an Acquisition, redeem all of the then outstanding Class C Special Shares at the Redemption Price. The Corporation shall be required to give not less than 5 days and not more than 30 days notice in writing of the intention of the Corporation to redeem the Class C Special Shares. Such notice shall be given by posting the same in a postage paid envelope addressed to each holder at the last address of such holder as it appears on the applicable securities register of ATCOR when the Amalgamation became effective or as it appears on the Transmittal and Election Form. If the redemption by the Corporation of all of the then outstanding Class C Special Shares would be contrary to applicable law, the Corporation shall redeem the maximum number of Class C Special Shares (rounded to the next lower multiple of 100 shares) which the Corporation is then permitted to redeem, such redemption to be made on a pro rata basis (disregarding fractions of shares) among all registered holders of Class C Special Shares in accordance with the number of shares held by each of them, respectively. From time to time thereafter, as soon as permitted by applicable law, the Corporation shall redeem the maximum number of then outstanding Class C Special Shares as would not be contrary to applicable law, MUTATIS MUTANDIS, in accordance with the foregoing provisions of this subsection.

5.5.2 REDEMPTION AND PAYMENT: Upon the redemption of Class C Special Shares, provided that a holder of any such Class C Special Shares shall have, prior to the date fixed for redemption, presented and surrendered to the Corporation the certificates representing all ATCOR Shares held by such holder which were converted into Class C Special Shares, the Corporation shall pay or cause to be paid to such holder the Redemption Price for each Class C Special Share so redeemed. Without limitation, the Corporation shall be deemed to have paid to such holder the Redemption Price for each Class C Special Share so redeemed when a cheque representing such amount has been mailed to the address of such holder as it appeared on the applicable securities register of ATCOR when the Amalgamation became effective or as it appears in the Transmittal and Election Form, has been delivered to such holder, or has been set aside for pick up in accordance with the delivery instructions in the Transmittal and Election Form. The holder of Class C Special Shares who has not so presented and surrendered the certificates representing all ATCOR Shares held by such holder which were so converted shall be entitled to receive, and the Corporation shall pay or cause to be paid to such holder, the Redemption Price for each Class C Special Share redeemed only upon presentation and surrender by such holder to the Corporation at its registered office of the certificates representing all ATCOR Shares of such holder which have been converted into Class C Special Shares. On and after the redemption of any such Class C Special Shares, the holder thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof, other than the


                                    Page A-53
               right to receive payment, without interest, of the Redemption Price as aforesaid or as provided in subsection 5.5.3 below, unless payment of the aforesaid Redemption Price shall not be made in accordance with the foregoing provisions or as provided in subsection 5.5.3 below, in which case the rights of such shareholders shall remain unaffected.

5.5.3 RIGHT TO DEPOSIT REDEMPTION PRICE: The Corporation shall have the right at any time in respect of a redemption of the Class C Special Shares to deposit the Redemption Price for such of the redeemed Class C Special Shares registered in the names of shareholders (including, without limitation, Dissenting Shareholders in respect of ATCOR Shares) who have not at the date of such deposit presented and surrendered to the Corporation certificates representing all of their ATCOR Shares which were so converted into Class C Special Shares in a special account with a Canadian chartered bank or trust company to be paid without interest to or to the order of the respective holders of such Class C Special Shares upon presentation and surrender by them respectively, to the Corporation of their share certificates to be so presented and surrendered. Any interest allowed on any such deposit shall belong to the Corporation.

5.5.4 UNCLAIMED MONIES: Redemption monies that are represented by a cheque which has not been presented to the Corporation's bankers for payment or that otherwise remain unclaimed (including monies held on deposit in a special account as provided for in subsection 5.5.3 above) for a period of six years shall be forfeited to the Corporation.

5.5.5 DISSENT: Notwithstanding anything to the contrary in the foregoing, in the event a Dissenting Shareholder in respect of ATCOR Shares has been paid the fair value of the ATCOR Shares held by such Shareholder immediately prior to the Amalgamation pursuant to Section 190 of the Act, such Dissenting Shareholder shall have no right to receive the redemption price for the Class C Special Shares into which such ATCOR Shares were converted notwithstanding that the same have been redeemed, shall not be entitled to exercise any of the rights of shareholders in respect thereof, and the redemption monies for such Class C Special Shares held on deposit in a special account as provided for in subsection 5.5.3 above shall be forfeited to the Corporation.

5.5.6 REPLACEMENT SHARE CERTIFICATE: If less than all of a holder's Class C Special Shares represented by any share certificate or share certificates are redeemed pursuant to this subsection 5.5, a new share certificate representing the balance of the Class C Special Shares held by such holder shall be issued to such holder, at the expense of the Corporation, on the later of the applicable redemption date and the date of receipt by the Corporation of the share certificate or share certificates representing the shares to be redeemed.

5.6            VOTING RIGHTS

5.6.1 VOTING RIGHTS: Except as otherwise provided in the Act, the Class C Special Shares shall be non-voting shares, and a holder of Class C Special Shares, as such, shall not be entitled to receive notice of, or to attend, meetings of shareholders of the Corporation, and shall not be entitled to vote at such meetings.


                                    Page A-54